UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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On Track Innovations Ltd.

(Name of Registrant as Specified In Its Charter)

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ON TRACK INNOVATIONS LTD.

NOTICE OF THE 2021 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 2, 2021

You are hereby notified that the 2021 Annual General Meeting of Shareholders of On Track Innovations Ltd. (the “Company”), will be held on Thursday, December 2, 2021, at 10:00 A.M., Israel time, at our offices, 5 Hatnufa St., Yokneam Industrial Zone, Yokneam, Israel, 2069200 (the “Meeting”), for the following purposes:

1.	To elect each of Sandra B. Hardardottir, William C. Anderson and Uri Arazy (collectively, the “Director Nominees”) to serve as directors of the Company, as provided for in the Company’s Amended and Restated Articles of Association (the “Articles”) of the Company, as amended;

2.	To elect Zvi Atlas, to serve as an external director of the Company from the date of the Meeting for a period of three years from his election and to approve the compensation payable to him as provided for in this proxy statement;

3.	To approve the amended and restated Compensation Policy of the Company as provided for in the proxy statement;

4.	To approve the compensation payable to the Company’s directors (including external directors), currently in office and as may be elected from time to time, as well as grants of restricted shares, as described in the accompanying proxy statement;

5.	To approve the grant of equity to Mr. Yehuda Holtzman, Chief Executive Officer of the Company;

6.	to approve amendments to the Articles amending the terms of re-election of directors of the Company;

7.	To approve an increase in the Company’s authorized share capital, by NIS 2,000,000, divided into 20,000,000 ordinary shares of NIS 0.1 par value per share, to NIS 12,000,000, divided into 120,000,000 ordinary shares of NIS 0.1 par value per share, and to amend the Articles and the Company’s Memorandum of Association accordingly

8.	To re-appoint Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited (“PwC”) , as the Company’s independent registered public accounting firm to serve until the 2022 annual general meeting of shareholders, and to authorize the Company’s Board of Directors (the “Board”), upon the recommendation of the Audit Committee of the Board, to determine the remuneration of PwC in accordance with the volume and nature of their services; and

9.	To present the financial statements of the Company for the fiscal year ended December 31, 2020.

The Board recommends that you vote in favor of Item Nos. 1, 2, 3, 4, 5, 6, 7 and 8 above. No vote is required for item 9.

Record Date and Right to Vote

The Board has fixed the close of business on Monday, October 25, 2021, as the record date for the Meeting (“Record Date”). Subject to the provisions of Israeli law and the Company’s Amended and Restated Articles, only shareholders on the Record Date are entitled to notice of and to vote at the Meeting and at any adjournment or postponement thereof.

All shareholders that are entitled to notice and to vote at the Meeting are cordially invited to attend the Meeting. If your shares are registered in your name, please bring the admission ticket attached to your proxy card. If your shares are registered in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or a letter from that broker, trust, bank or other nominee or your most recent brokerage account statement, that confirms that you are the beneficial owner of those shares as of the Record Date (“Proof of Ownership”). If you do not have either an admission ticket or Proof of Ownership, you will not be admitted to the Meeting.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting to be held on December 2, 2021:

The proxy statement, proxy card and Annual Report to shareholders for the year ended December 31, 2020 are also available at http://www.otiglobal.com/agm and on our proxy agent’s website at www.proxyvote.com.

Shareholders may also obtain additional paper or e-mail copies of these materials at no cost by writing to

On Track Innovations Ltd., 5 Hatnufa St., Yokneam Industrial Zone, Yokneam, Israel, 2069200, attention: CFO.

Your vote is important regardless of the number of shares you own. You may vote by telephone or over the Internet on our proxy agent’s website at www.proxyvote.com until the Cut-Off Date (as defined below) by following the instructions included on the enclosed proxy card. If you are not voting by phone or Internet, the Company requests that you complete, sign, date and return the enclosed proxy card without delay and no later than the Cut-Off Date described below in the enclosed postage-paid return envelope, even if you now plan to attend the Meeting. You may revoke your proxy at any time prior to its exercise by delivering written notice or another duly executed proxy bearing a later date to the Secretary of the Company, or by attending the Meeting and voting in person. We will not be able to count a proxy card unless we receive it at our principal executive offices at 5 Hatnufa St., Yokneam Industrial Zone, Yokneam, Israel, 2069200, or at the office of our proxy agent, Broadridge Financial Solutions Inc. at Vote Processing, c/o Broadridge, 51 Mercedes Way Edgewood, NY 11717, in the enclosed envelope, by Monday, November 29, 2021 at 10:00 A.M. Israel time, which is November 29, 2021 at 03:00 A.M. Eastern Time (the “Cut-Off Date”).

IMPORTANT: If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares, otherwise your broker, nominee or other institution may have the right to vote on the matters contained in the proxy pursuant to its sole discretion. Please contact the person responsible for your account and give instructions for a proxy to be completed for your shares.

By order of the Board, /s/ Assaf Cohen
Assaf Cohen Chief Financial Officer

[●], 2021

IMPORTANT: In order to secure a quorum and to avoid the expense of additional proxy solicitation, please sign, date and return your proxy promptly and no later than the Cut-Off Date, in the enclosed envelope even if you plan to attend the meeting personally. Your cooperation is greatly appreciated.

ON TRACK INNOVATIONS LTD.

5 Hatnufa St., Yokneam Industrial Zone

Yokneam, Israel, 2069200

PROXY STATEMENT

INTRODUCTION

This proxy statement and the accompanying proxy card are being sent by On Track Innovations Ltd. (the “Company”) to the holders of record of the Company’s outstanding ordinary shares on October 25, 2021 (the “Record Date”). We intend to first mail this proxy statement and our annual report to shareholders for the fiscal year ended December 31, 2020, as well as the enclosed proxy card, on or about [●], 2021, to all shareholders entitled to vote at the Annual Meeting. The Record Date has been fixed by the Company’s Board of Directors (the “Board”) as described hereunder. The accompanying proxy is being solicited by the Board for use at our 2021 Annual General Meeting (the “Meeting”), to be held on Thursday, December 2, 2021, at 10:00 A.M. Israel time, at our offices, 5 Hatnufa St., Yokneam Industrial Zone, Yokneam, Israel, 2069200 and at any adjournment or postponement thereof; however, we are actively monitoring developments with regard to the coronavirus, or COVID-19, and it is possible that the Meeting may be held solely by means of remote communication. In the event it is not possible or advisable to hold the Meeting in person, we will announce alternative arrangements for the Meeting as promptly as practicable. The cost of solicitation of proxies will be borne by the Company. Directors, officers and employees of the Company may also assist in the solicitation of proxies by mail, telephone, telefax, in person or otherwise, without additional compensation. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of the Ordinary Shares held in their names and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of such proxy materials.

The Board has fixed October 25, 2021 as the Record Date for the Meeting. Only shareholders of record on the Record Date are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. On October 25, 2021, there were [●] outstanding ordinary shares of the Company (“Ordinary Shares”). Each Ordinary Share is entitled to one vote per share. Subject to the provisions of Israeli law and pursuant to the Amended and Restated Articles of Association of the Company (the “Articles”), no business may be transacted at any shareholder meeting unless a quorum is present when the meeting begins. The quorum required for a meeting of shareholders is at least two shareholders present in person or by proxy, holding in the aggregate at least one third (33 1/3%) of the issued and outstanding Ordinary Shares as of the Record Date (the “Quorum”). Abstentions will not be counted with respect to the items below, but will be counted in determining if a Quorum is present. Broker non-votes, as defined below, are counted in determining if a Quorum is present.

All Ordinary Shares represented in person or by valid proxies received by the Company prior to the Cut-Off Date (as defined below), and not revoked, will be voted as specified in the proxies or voting instructions. Votes that are left blank will be voted as recommended by the Board. With regard to other matters that may properly come before the Meeting, votes will be cast at the discretion of the proxies.

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes. Because Items No. 1, 2, 3, 4, 5 and 6 in this proxy statement are non-routine proposals, your broker, bank or other agent will not be entitled to vote on these proposals without your instructions. Items No. 7 and 8 are routine proposals, so your broker, bank or other agents will be entitled to vote on that proposal without your instruction. No vote is required for Item No. 9.

Any shareholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by our Secretary, by submitting a duly executed proxy bearing a later date, but not after the Cut-Off Date, or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

We will not be able to count a proxy card unless we receive it at our principal executive offices at 5 Hatnufa St., Yokneam Industrial Zone, Yokneam, Israel, 2069200, or at our proxy agent, Broadridge Financial Solutions Inc. at Vote Processing, c/o Broadridge, 51 Mercedes Way Edgewood, NY 11717, in the enclosed envelope, by Monday, November 29, 2021, at 10:00 A.M. Israel time, which is Monday, November 29, 2021 at 3:00 A.M. Eastern Time (“Cut-Off Date”). You may also vote by telephone or over the Internet on our proxy agent’s website at www.proxyvote.com until the Cut-Off Date by following the instructions included on the enclosed proxy card.

Our website address and our proxy agent’s website address are included several times in this proxy statement as a textual reference only, and the information in these websites is not incorporated by reference into this proxy statement.

ITEM NO. 1 - ELECTION OF DIRECTORS

Introduction

The number of our directors is at least five and not more than ten, as provided for by our Articles. Currently we have six directors serving on our Board, with one director, Mr. Anderson, having his term expiring at the Meeting. In addition, our Board voted to appoint Ms. Hardardottir to act as director effective as of May 5, 2020, and voted to add an additional member, Mr. Uri Arazy as a director effective as of March 3, 2021. The Board has nominated Ms. Hardardottir, Mr. Arazy and Mr. Anderson, who currently serve as directors to be our Director Nominees. Shareholders will be asked to elect each of the Director Nominees to hold office until our next general meeting following three years from their election, or, if Item No. 5 below is approved, until the Company’s next annual meeting of shareholders. Further, in Item No. 2, we are proposing to elect an external director to replace Ms. Marks, who is stepping down as an external director, effective December 1, 2021.

We have been advised by the Director Nominees that they are willing to be named as nominees and are willing to serve as directors, if elected. If some unexpected occurrence should make necessary, in the discretion of the Board, the substitution of some other person for the nominee, it is the intention of the persons named in the proxy to vote for the election of such other person as may be designated by the Board.

Furthermore, as required by the Israeli Companies Law of 1999-5759, as amended (the “Companies Law”), the Director Nominees have declared in writing that they possess the requisite skills and expertise, as well as sufficient time, to perform their duties as directors of the Company.

The names of each current member of our Board, our executive officers, and their ages as of the Record Date, are as follows:

Name	Age	Position(s) Held
Sandra B. Hardardottir	47	Chairman of the Board of Directors
William C. Anderson III (1)(3)	50	Director
Uri Arazy (1)(2)	63	Director
Donna Marks (1)(2)(3)(4)(5)	65	Director
Leonid Berkovitch (1)(2)(3)(4)	54	Director
Michael Shanahan (1)	66	Director
Yehuda Holtzman	60	Chief Executive Officer
Assaf Cohen	37	Chief Financial Officer

(1)	Independent director under Nasdaq Stock Market (“Nasdaq”) rules (as if such rules were applicable to the Company)
(2)	Member of the Compensation Committee
(3)	Member of the Audit Committee
(4)	External Director Under the Companies Law (“External Director”)
(5)	Ms. Marks has submitted her resignation from the Board, effective December 1, 2021.

Information about the Board

The principal occupation, business experience and education of each nominee for election as director are set forth below.

Nominees for Election

William C. Anderson III was elected in 2014 as a director and was reelected in November 2017 to serve until the general meeting of shareholders that will take place three years following his reelection. Mr. Anderson is the founder of AmpThink LLC, a wireless solutions company focused on building large, complex, wireless networks employing different technologies, and has been acting as the President of AmpThink LLC since its incorporation in 2011. Prior to AmpThink, Mr. Anderson was co-founder of Genesta, a wireless systems integrator specializing in the design and deployment of warehouse automation systems, where Mr. Anderson from 2000 to 2011 acted as Chief Technology Officer. Mr. Anderson holds a degree in Economics and Philosophy from Boston College and a Master’s degree in Management Science from The State University of New York.

The Company believes Mr. Anderson’s qualifications, including his years of experience in the high-tech industry and network solutions business, as well as his experience as Chief Technology Officer and President of private American companies, make him suitable to serve as a director of the Company.

Uri Arazy was appointed by the Board to serve as a director in March 2021, and until the next general meeting of shareholders of the Company at which directors are being elected. He served in a variety of positions in Intel Corporation between 1984 and 2019. Between 2005 and 2019, Mr. Arazy served as an Investment Director of Intel Capital Israel. In the past five years, Mr. Arazy invested and served on the board of directors of technology startups including WSC Sports Technologies, Interlude, Spotinst, Moovit, Velostrata, Cloudify and Gigaspaces. Mr. Arazy holds a B.A. in Computer Science from Queens College, NY, an M.Sc. in Computer Science from Columbia University, NY, an M.B.A. from Tel Aviv University and Northwestern University and an M.A. in Security and Diplomacy from the Tel Aviv University.

The Company believes Mr. Arazy’s experience in the high-tech industry and his vast experience serving as a director make him suitable to serve as a director of the Company.

Sandra B. Hardardottir was appointed in May 2020 as a director and as Chairman of our Board. From 1994 to 2001, Ms. Hardardottir was the founder and Managing Director of Premier Recruitment Ltd., a recruitment company specializing in the construction industry, and co-founder of Premier Electrical Ltd., an electrical contractor in the commercial and industrial sectors. From 2003 to 2008, Ms. Hardardottir served initially as a Senior Business Analyst and then was promoted to Senior Executive of a national U.S. management consulting firm. From 2008 to 2012, Ms. Hardardottir held interim roles such as President and Director of Operations of companies that required short term relief to shareholders and leadership teams that faced immediate challenges requiring a shift in strategic focus and rebuilding of core competencies to align with company goals. From 2014 to 2017, Ms. Hardardottir acted as a Senior Business/Executive Analyst for Cogent Analytics, LLC, performing holistic business analysis and providing recommendations to improve performance through organizational structuring, operational efficiencies, and profit engineering. Ms. Hardardottir completed an International Finance Reporting and Controls course and holds an M.B.A. with honors from Durham University Business School in England.

The Company believes Ms. Hardardottir’s operational executive management and board experience with companies from various industrial sectors makes her suitable to serve as a director and Chairman of the Board of Directors of the Company.

Other Currently Serving Directors

Leonid Berkovitch has served as an External Director since April 2020. Mr. Berkovitch has nearly 30 years of experience in the smart card industry, having worked in leading technology companies in areas including telecom, e-transactions and digital security. From 1996 to 2004, Mr. Berkovitch served as a Senior Vice President Sales EMEA, Marketing & Product lines Director in the Test & Transactions Division of Schlumberger Limited (NYSE: SLB). From 2004 to 2006, Mr. Berkovitch served as a Business Unit Director for Axalto. From 2006 to 2011, Mr. Berkovitch served as a Managing Director Emerging Businesses for Gemalto N.V. Mr. Berkovitch joined Orange Group at the end of 2011 and served as a Vice-President Product Marketing in Viaccess-Orca (an affiliate company of Orange) until 2018. Since 2018, he has been Director IoT, Connected Home at Orange’s Corporate Unit and since the end of 2020, has taken a position of Senior Director; Connectivity at Orange Business Services. Mr. Berkovitch holds a Master of Science degree in Telecommunication Engineering from the State University of Telecommunications of Saint-Petersburg.

Donna Marks has served as a director since 2015, and currently qualifies as an External Director under the Companies Law. Ms. Marks submitted her resignation from the Board, effective December 1, 2021. Ms. Marks is a Certified Public Accountant with a wide variety of experience serving clients in various industries over her 39 years in the practice of public accounting. Ms. Marks has served as a director, working at the Fuoco Group, LLC, an accounting firm between the years 2011 and 2014, while acting as a consultant for Fuoco Group through 2018. Prior to joining the Fuoco Group, Mrs. Marks was the managing partner of her own firm, Donna Marks, PA and served as a Managing Director at American Express Tax and Business Services (which merged into the international accounting firm of RSM International). Ms. Marks earned a B.A. in Business Administration degree in Accounting (magna cum laude) from the University of South Florida in 1978 and is a member of the Florida Institute of Certified Public Accountants.

Michael Shanahan has served as a director since January 2020. Mr. Shanahan has served as owner and managing partner at Shanahan Law Firm since 2006. From 1988 to 1998, Mr. Shanahan served as an associate and then partner at the Seattle, Washington law firm, Bauer Moynihan & Johnson. From 1998 to 2003, Mr. Shanahan served as Vice President of administration and general counsel for Western Pioneer, Inc., and from 2003 to 2006, as Vice President of administration and general counsel for Blue North Fisheries, Inc., both companies in the fishing industry. In addition, since 1997, Mr. Shanahan has served as an adjunct professor at the Seattle University Law School. Mr. Shanahan holds a J.D. from the Seattle University School of Law and a B.A. from the University of Washington.

Executive Officers

Yehuda Holtzman was appointed as the Company’s Chief Executive Officer in November 2019. Mr. Holtzman served from 1998 to 2011 as president of MobileAccess Ltd., a cellular technology company he co-founded and sold to Corning in 2011. Following that, Mr. Holtzman co-founded and was the Chief Executive Officer of ExploreGate Ltd., a big data/AI company, and from 2016 until 2018, he was the Chief Executive Officer of Mobilogy Inc., a provider of mobile lifecycle solutions which was acquired in 2018.

Assaf Cohen was appointed as the Company’s Chief Financial Officer in February 2018. Prior to his appointment, Mr. Cohen served as the Company’s controller and deputy Chief Financial Officer from July 2015 and oversaw the Company’s finance department in this capacity. Prior to joining the Company, Mr. Cohen was a controller at a private company, Samgal Ltd., for a year and a half and prior to that he was a senior accountant at Ernst & Young. Mr. Cohen received a B.A. in economics and accounting from the Haifa University, and he is a Certified Public Accountant in Israel.

There are no family relationships between any of our directors or executive officers.

It is proposed that the following resolution be adopted at the Meeting:

“RESOLVED, to elect each of Sandra B. Hardardottir, William C. Anderson and Uri Arazy as Directors on the Board starting on the date of the Meeting until our next general meeting.”

Required Vote

The affirmative vote of a majority of the Ordinary Shares voting on the matter is required to approve this resolution. The voting for each director shall be conducted separately. Since abstentions are not considered votes cast, they will have no impact on the outcome of this proposal. Broker non-votes will not impact the results of the vote on this proposal, but will be counted for purposes of determining whether there is a quorum.

The Board recommends a vote FOR the election of each of Sandra B. Hardardottir, William C. Anderson and Uri Arazy as Directors to the Board until our next general meeting.

ITEM NO. 2 — ELECTION OF AN EXTERNAL DIRECTOR

Background

Under the Companies Law, a public company incorporated under the laws of the State of Israel must elect at least two External Directors; therefore, the Company is subject to the requirement to elect External Directors and to comply with the audit committee and compensation committee composition requirements under the Companies Law.

On October 9, 2021, Ms. Marks announced that she will step down from her position as an External Director effective December 1, 2021. Mr. Berkovitch acts as our second External Director and his term expires in April 2023.

External Director Nominee

Zvi Atlas is a nominee to serve as an External Director of the Company for a three year term. Mr. Atlas served as managing partner at Ezra Yehuda Rozenblum Internal Audit Firm (Kreston Israel) from 2019 until December 2020 when he retired. From 1997 to 2019, and again after retirement since January 2021, Mr. Atlas served as owner and Chief Executive Officer at AIM Atlas Investment Management Ltd., a private risk management consulting firm. In addition, between 2010 and 2012, Mr. Atlas served as a member of the board of directors and the audit committee of CredoRax (Malta) Ltd., a licensed private Merchant Acquiring Bank. Mr. Atlas holds an M.B.A. in Finance from the Tel Aviv University, a B.Sc. in Industrial Engineering from the Tel Aviv University and a Certification of Tax and Accounting Consultant by the Ministry of Finance of Israel.

The Company believes that Mr. Atlas’ professional and corporate experience, as well as his knowledge and familiarity with corporate finance and accounting, marketing, and product management, make him suitable to serve as an External Director of the Company.

The Company has received a statement from Mr. Atlas, in which he declares that he meets all of the requirements applicable to External Directors, as set forth in the Companies Law. Furthermore, based on Mr. Atlas’ statements, he meets the requirement of the Companies Law that an External Director shall possess financial and accounting expertise.

The Company is not aware of any reason why Mr. Atlas, if elected as an External Director, would be unable to serve as such. The Company does not have any understanding or agreement with respect to the future election of Mr. Atlas.

It is proposed that the following resolution be adopted at the Meeting:

“RESOLVED, to elect Zvi Atlas as an External Director on the Board for a three-year term, commencing on the date of the Meeting and to approve the compensation payable to him as provided for in this proxy statement.”

Required Vote

The affirmative vote of a majority of the Ordinary Shares voting on the matter is required to approve this resolution, provided either: (i) included in such majority is at least a majority of the Ordinary Shares of shareholders who are non-controlling shareholders and do not have a personal interest in said election (excluding a personal interest that is not related to the relationship with the controlling shareholder)1, excluding for such purpose any abstentions; or (ii) the total number of Ordinary Shares of shareholders specified in clause (i) who voted against this resolution does not exceed two percent of the voting rights in the Company. Since abstentions are not considered votes cast, they will have no effect on the outcome of this proposal. Broker non-votes will not impact the results of the vote on this proposal, but will be counted for purposes of determining whether there is a quorum.

The Board recommends a vote FOR the above resolution.

[1]	Under the Companies Law, in general, a person will be deemed to be a controlling shareholder if the person has the power to direct the activities of the Company, other than by reason of being a director or other office holder of the Company, and you are deemed to have a personal interest if any member of your immediate family (spouse, sibling, parent, grandparent or each of the foregoing with respect to your spouse or their spouse) has a personal interest in the adoption of the proposal. In addition, you are deemed to have a personal interest if a company, other than the Company, that is affiliated with you has a personal interest in the adoption of the proposal. Such company is a company in which you or a member of your immediate family serves as a director or chief executive officer, has the right to appoint a director or the chief executive officer, or owns 5% or more of the outstanding shares. You are also deemed to have a personal interest if you are voting another person’s shares pursuant to a proxy provided by a shareholder who has a personal interest in the said resolution, even if you do not have a personal interest in the said resolution.

ITEM NO. 3 – APPROVAL OF AN AMENDED AND RESTATED COMPENSATION POLICY

The Companies Law provides that public companies incorporated under the laws of Israel, whose shares have been offered to the public in or outside of Israel, such as the Company, are required to adopt a policy governing the compensation of “Office Holders”. The Companies Law defines the term “Office Holder” of a company to include a director, the chief executive officer, the chief financial officer and any manager who is directly subordinated to the chief executive officer. As reported on the Company’s Current Report on Form 8-K filed on September 30, 2019, the proposal to amend the compensation policy of the Company (as amended from time to time, the “Compensation Policy”) that was included in the Company’s Proxy Statement filed with the Securities and Exchange Commission (“SEC”) on August 23, 2019 was not approved by the general meeting of shareholders of the Company as the proposal did not receive the requisite majority required under the Companies Law. Notwithstanding the above, under the Companies Law, the board of directors of a company may overrule the resolution of the general meeting of the company’s shareholders to not approve proposed changes to the company’s compensation policy, if certain conditions are met. Accordingly, and pursuant to the Companies Law, on November 5, 2019, the Board approved the same proposed amendments to the Compensation Policy, as were included in the Company’s Proxy Statement filed on August 23, 2019. In this Meeting, the Company wishes to submit the Company’s amended and restated compensation policy for executive officers, introducing amendments related to the Company’s directors’ and officers’ insurance (“D&O Insurance”) as well as the Company’s ability to grant equity to its employees, as further described below, for the approval of its shareholders. Following the recommendation of the Compensation Committee of the Board (the “Compensation Committee”) and the approval of the Board, we recommend to approve the Compensation Policy.

A compensation policy is required to address, among other things, matters relating to insuring the liability of Office Holders in customary D&O Insurance. In connection with the D&O Insurance, historically, the Israeli Securities Authority (the “ISA”) determined that compensation policy of a company must include, among other things, reference to the premium, framework for change over the three years limit of liability and deductible. However, in a recent public legal opinion, the ISA has re-examined its position, considering the unique circumstances of the D&O Insurance market and the external changes that have taken place over the recent years in the insurance market. Following such examination, the ISA resolved to waive the demand that the compensation policy would include, when addressing D&O Insurance matters, limitation on the premium paid for such D&O Insurance, and, if applicable, the deductible amounts under the D&O Insurance, provided that the same are in line with market conditions at the time the policy is made.

Accordingly, and in accordance with the position of the ISA, we propose to amend Section [●] to the Compensation Policy to reflect such position changes, which each of the Compensation Committee and Board deemed necessary in light of the changes in insurance markets in recent years, and would provide us with flexibility that is necessary in light of market conditions that we cannot change.

In addition, the Company has conducted a review of the compensation payable to its directors and provided for in Item 4 below. Following the review and after the approval of our Compensation Committee and our Board, the Company proposes to amend the Compensation Policy to align with what the Company believes would be proper and adequate compensation to its directors. Accordingly, the Company is also proposing to amend Sections [●] to the Compensation Policy.

Lastly, the Company is also proposing to amend Sections [●] to the Compensation Policy to allow the Company to grant its employees and directors, among others, restricted shares, equity and bonuses in an amount that will create an incentive for such employees and directors, which will encourage them to assist the Company in its efforts to generate revenues (the “Amended Policy”).

A marked copy of the Amended Policy indicating the proposed amendments thereof is attached hereto as Exhibit A.

It is proposed that the following resolution be adopted at the Meeting:

“RESOLVED, that the Company’s Amended and Restated Compensation Policy, in the form attached as Exhibit A to the proxy statement, be, and hereby is, approved.”

Required Vote

The affirmative vote of a majority of the Ordinary Shares voting on the matter is required to approve this resolution, provided either (i) included in such majority is at least a majority of the Ordinary Shares of shareholders who are non-controlling2 shareholders nor having a personal interest in said resolution; or (ii) the total number of Ordinary Shares of shareholders specified in clause (i) who voted against this resolution does not exceed two percent of the voting rights in the Company. Since abstentions are not considered votes cast, they will have no effect on the outcome of this proposal. Broker non-votes will not impact the results of the vote on this proposal, but will be counted for purposes of determining whether there is a quorum

The Board recommends a vote FOR approval of the proposed resolution.

[2]	See footnote 1 above.

ITEM NO. 4 – APPROVAL OF COMPENSATION PAYABLE TO DIRECTORS IN OFFICE

The Companies Law provides that companies incorporated under the laws of the State of Israel, whose shares are listed for trade on a stock exchange or have been offered to the public in or outside of Israel, such as the Company, shall be required to receive the approval of their compensation committee, their board of directors and their shareholders, when approving the terms of directors’ engagement with the company.

In this Meeting, and subject to the approval of the Amended Policy under Item No. 3 above, the Company wishes to submit the Directors’ Compensation Plan (the “Directors Compensation Plan”) for the approval of its shareholders. The Directors Compensation Plan is designed to attract, retain and compensate highly qualified directors by providing them with competitive compensation and equity interests in the Company, to align their interests with those of the Company’s shareholders. Following the recommendation of the Compensation Committee and the approval of the Board, we recommend to approve the Directors Compensation Plan, in the form attached hereto as Exhibit B. In addition, in accordance with the terms of the Amended Policy (if approved) and the Directors Compensation Plan, and further subject to some directors agreeing to terminate certain option grants they hold, as shown in the table below, the Company wishes to grant the directors restricted shares (“Restricted Shares”) as further detailed in the table below.

Under the Companies Law, the terms of engagement with a controlling shareholder or a relative thereof require a special approval. For that purpose, a person will be deemed to be a controlling shareholder if the person has the power to direct the activities of the Company, other than by reason of being a director or other office holder of the Company, as well as a person that is holding 25% or more of the voting rights in the Company’s general meeting, if there is no additional shareholder holding more than 50% of the voting rights in the Company.

Ms. Hardardottir is a relative of a controlling shareholder in the Company and therefore, voting with respect to the terms of her engagement requires a special majority, as provided for below. In addition, the proposed Directors Compensation Policy shall apply, to the maximum extent possible, also to our External Directors. The Companies Law provides that compensation to External Directors needs to be approved by a special majority, as outlined below.

We urge our shareholders to review Item No. 4 “Approval of an Amended and Restated Compensation Policy” and the information under “Compensation of Directors and Executive Officers” for more information.

The information relating to the cancellation of options and grants of Restricted Shares and related terms thereof can be found below (the “Equity Grant Scheme”). Upon vesting of Restricted Shares, the grantee shall be required to pay the par value of the share no longer subject to restriction of NIS 0.1.

Name of Grantee	Number of Restricted Shares to be Granted	Vesting Schedule
Sandra Hardardottir (1)	30,000	10,000 Restricted Shares fully vested upon grant; 20,000 Restricted Shares shall vest over 2 years, on an annual basis, Commencing on January 1, 2022.
Michael Shanahan (2)	30,000	10,000 Restricted Shares fully vested upon grant; 20,000 Restricted Shares shall vest over 2 years, on an annual basis, Commencing on January 1, 2022.
Leonid Berkovitch (3)	30,000	10,000 Restricted Shares fully vested upon grant; 20,000 Restricted Shares shall vest over 2 years, on an annual basis, Commencing on January 1, 2022.
Bill Anderson (4)	60,000	60,000 Restricted Shares shall vest over 3 years, on an annual basis, Commencing on January 1, 2022.
Uri Arazy (5)	30,000	30,000 Restricted Shares shall vest over 3 years, on an annual basis, Commencing on January 1, 2022.
Zvi Atlas (6)	30,000	30,000 Restricted Shares shall vest over 3 years, on an annual basis, Commencing on January 1, 2022.

(1)	Subject to the election of Ms. Hardardottir as a director.

(2)	Subject to Mr. Shanahan’s agreement to the cancellation of an amount of 30,000 options.
(3)	Subject to Mr. Berkovitch’s agreement to the cancellation of an amount of 30,000 options.
(4)	Subject to the election of Mr. Anderson as a director and to his agreement to the cancellation of an amount of 30,000 options he owns.
(5)	Subject to the election of Mr. Arazy as a director.
(6)	Subject to the election of Mr. Atlas as an External Director.

Item No. 4A – Approval of Compensation Payable to Directors in Officer, Not Including Compensation to Ms. Sandra Hardardottir

It is proposed that the following resolution be adopted at the Meeting:

“RESOLVED, subject to the approval of the Amended Policy, to approve the Directors Compensation Plan and the Equity Grant Scheme, and further approve that each director, excluding Ms. Sandra B. Hardardottir, shall be entitled to the compensation set forth in the Directors Compensation Plan without further shareholders’ approval.”

Required Vote

The affirmative vote of a majority of the Ordinary Shares voting on the matter is required to approve this resolution. The voting for each director shall be conducted separately. Since abstentions are not considered votes cast, they will have no impact on the outcome of this proposal. Broker non-votes will not impact the results of the vote on this proposal, but will be counted for purposes of determining whether there is a quorum.

The Board recommends a vote FOR approval of the proposed resolution.

Item No. 4B – Approval of Compensation Payable to Ms. Sandra Hardardottir

It is proposed that the following resolution be adopted at the Meeting:

“RESOLVED, subject to the approval of the Amended Policy, to approve that Sandra B. Hardardottir shall be entitled to the compensation set forth in the Directors Compensation Plan without further shareholders’ approval.”

Required Vote

The affirmative vote of a majority of the Ordinary Shares voting on the matter is required to approve this resolution, provided either (i) included in such majority is at least a majority of the Ordinary Shares of shareholders who are non-controlling3 shareholders nor having a personal interest in said resolution; or (ii) the total number of Ordinary Shares of shareholders specified in clause (i) who voted against this resolution does not exceed two percent of the voting rights in the Company. Since abstentions are not considered votes cast, they will have no effect on the outcome of this proposal. Broker non-votes will not impact the results of the vote on this proposal, but will be counted for purposes of determining whether there is a quorum.

The Board recommends a vote FOR approval of the proposed resolution.

[3]	See footnote 1 above.

ITEM NO. 5 – APPROVAL OF GRANT OF EQUITY TO MR. YEHUDA HOLTZMAN, CHIEF EXECUTIVE OFFICER OF THE COMPANY

The Compensation Committee and the Board believe there is a need to provide and rewards for both short term and long term performance, and therefore suggests to grant Mr. Yehuda Holtzman, Chief Executive Officer of the Company, 1,050,000 Restricted Shares, under the terms set forth in the table below. Upon vesting of Restricted Shares, the grantee shall be required to pay the par value of the share no longer subject to restriction of NIS 0.1.

Name of Grantee	Number of Restricted Shares Granted		Vesting Schedule
Yehuda Holtzman	1,050,000	(1)	150,000 Restricted Shares fully vested upon grant; 400,000 Restricted Shares shall vest over 2 years, on an annual basis and 500,000 Restricted Shares shall vest over 3 years, on an annual basis.

(1)	Subject to Mr. Holtzman’s agreement to the cancellation of an amount of 650,000 options.

The Company believes that such compensation, as opposed to a grant of options, is better structured to motivate Mr. Holtzman to meet the Company’s objectives, thereby maximizing the total return to shareholders.

The Compensation Committee and the Board approved the terms of the grant to Mr. Yehuda Holtzman, and believe that it is in the best interest of the Company to have the Company’s shareholders approve such grant, subject to Mr. Holtzman’s agreement to cancelling all of the options he received before from the Company, totaling at 650,000 options. In addition, Mr. Holtzman is entitled to a grant of 100,000 Restricted Shares for every year he is in office (the “Annual Grant”) under the following terms: The Annual Grant will be allocated annually on January 1 of every year, and shall vest over a period of 3 years, on an annual basis.

The Compensation Committee and the Board further concluded that the terms of the grant are in compliance with the Amended Policy of the Company, which is pending approval as part of Item No. 3 of this Proxy Statement.

Therefore, it is proposed that the following resolution be adopted at the Meeting:

“RESOLVED, subject to the approval of the Amended Policy, to approve a grant of 1,050,000 Restricted Shares, as well as the Annual Grant, under the terms set forth herein, to Mr. Yehuda Holtzman, Chief Executive Officer of the Company.”

Required Vote

The affirmative vote of a majority of the Ordinary Shares voting on the matter is required to approve this resolution, provided either (i) included in such majority is at least a majority of the Ordinary Shares of shareholders who are non-controlling4 shareholders nor having a personal interest in said resolution; or (ii) the total number of Ordinary Shares of shareholders specified in clause (i) who voted against this resolution does not exceed two percent of the voting rights in the Company. Since abstentions are not considered votes cast, they will have no effect on the outcome of this proposal. Broker non-votes will not impact the results of the vote on this proposal, but will be counted for purposes of determining whether there is a quorum

The Board recommends a vote FOR approval of the proposed resolution.

[4]	See footnote 1 above.

ITEM NO. 6 – APPROVAL OF AMENDMENTS TO OUR ARTICLES OF ASSOCIATION

We are proposing to amend Article 4.2 in the Articles in order to change the terms of re-election of our non-External Directors, such that the non-External Directors of the Company will be up for re-election on an annual basis, rather than every three years, as reflected in the form of the Articles attached hereto as Exhibit C. The Companies Law regulates the term in which External Directors shall remain in office in publicly traded companies and therefore such proposed change to the Articles shall not apply to External Directors.

We believe that an annual re-election of directors will allow the Company, and its shareholders, to better monitor the performance of the members of the Board and is in line with best corporate practices for public companies.

It is proposed that the following resolution be adopted at the Meeting:

“RESOLVED, to approve the amendment to Article 4.2 of the Amended and Restated Articles of Association of the Company, as detailed in Exhibit C to the Proxy Statement.”

Required Vote

The affirmative vote of a majority of the Ordinary Shares voting on the matter is required to approve this resolution. Since abstentions are not considered votes cast, they will have no impact on the outcome of this proposal. Broker non-votes will not impact the results of the vote on this proposal, but will be counted for purposes of determining whether there is a quorum.

The Board recommends a vote FOR the approval of the proposed resolution.

ITEM NO. 7 – APPROVAL OF AN INCREASE IN THE COMPANY’S AUTHORIZED SHARE CAPITAL

Increase in our Authorized Share Capital

The Board has approved, subject to shareholders’ approval, an amendment to the Articles and Memorandum of Association that increases the number of Ordinary Shares authorized for issuance from 100,000,000 to 120,000,000. The purpose of this increase is to maintain our current flexibility to conduct future issuances of our Ordinary Shares in the ordinary course from time to time to fund our operations, consistent with our historical practice of raising financing through equity and debt issuances. We currently do not have any acquisitions or other major transactions planned that would require us to increase our authorized share capital, and our Board is not proposing the increase with the intent of using the newly-authorized reserve as an anti-takeover device. If the increase is approved, after the increase, all Ordinary Shares issuable from our authorized share capital would have the same voting rights and rights to any dividends or other distributions by the Company as the Ordinary Shares currently issuable from our share capital.

Approval of Amendment to our Articles of Association and Memorandum of Association

We are therefore seeking approval of the shareholders to increase our authorized share capital by NIS 2,000,000 and accordingly to increase our authorized share capital by 20,000,000 Ordinary Shares (par value NIS 0.1 per share), from 100,000,000 (par value NIS 0.1 per share) to 120,000,000 (par value NIS 0.1 per share).

We are proposing to amend Article 2.1.1 of our Articles as follows (deletions are struck through and additions are underlined):

“2.1.1	The registered capital of the Company is NIS ~~10,000,000~~12,000,000, divided into ~~100,000,000~~120,000,000 ordinary shares with a nominal value of NIS 0.1 each.”

We are also proposing to amend our Memorandum of Association to reflect the above changes.

Certain Risks and Disadvantages Associated with the Share Capital Increase

If we issue additional Ordinary Shares after the increase in our authorized share capital, the dilution to the ownership interest of our existing shareholders may be greater than would occur had the increase in our authorized share capital not been effected. Future issuances of Ordinary Shares will dilute the voting power and ownership of our existing shareholders, and, depending on the amount of consideration received in connection with the issuance, could also reduce shareholders’ equity on a per-share basis. Although the purpose of the increase in authorized share capital is to maintain our capital-raising position, these additional Ordinary Shares may also be issued in the future for other purposes, such as compensation, giving rise to further opportunities for dilution. We currently do not have any acquisitions or other major transactions planned that would require us to increase our authorized share capital, and our Board is not proposing the increase with the intent of using the newly-authorized reserve as an anti-takeover device. However, the authorized Ordinary Shares could, in theory, also be used to resist or frustrate a third-party transaction that is favored by a majority of the independent shareholders (for example, by permitting issuances that would dilute the share ownership of a person seeking to effect a change in the composition of the board or management of our Company or contemplating a tender offer or other transaction for the combination of the Company with another company). The newly available authorized shares resulting from the increase in our authorized share capital thus may have the potential to limit the opportunity for our shareholders to dispose of their Ordinary Shares at a premium.

It is proposed that the following resolution be adopted at the Meeting:

“RESOLVED, to approve an increase in the Company’s authorized share capital, by NIS 2,000,000, divided into 20,000,000 ordinary share of NIS 0.1 par value per share, to NIS 12,000,000, divided into 120,000,000 ordinary shares of NIS 0.1 par value per share, and to amend the Company’s Amended and Restated Articles of Association and Memorandum of Association accordingly.”

Required Vote

The affirmative vote of 75% of the Ordinary Shares voting on the matter is required to approve this resolution. Since abstentions are not considered votes cast, they will have no impact on the outcome of this proposal. As this proposal is deemed to be a routine matter, there will not be any broker non-votes on this proposal.

The Board recommends a vote FOR the approval of the proposed resolution.

ITEM NO. 8 – RE-APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND

AUTHORIZATION OF AUDIT COMMITTEE DETERMINATION OF REMUNERATION

The Audit Committee of the Board (the “Audit Committee”) and Board have recommended that Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited (“PwC”), be re-appointed as our independent registered public accounting firm to perform the audit of our consolidated financial statements until the 2022 annual general meeting of shareholders. PwC confirmed that they have no relationship with the Company or with any affiliate of the Company, except as auditors. A representative of PwC is not expected to be present at the Meeting.

Shareholder approval of the appointment of PwC as our independent registered public accounting firm to serve until the 2022 annual general meeting of shareholders is required under the Companies Law. Our Audit Committee and Board believe that such appointment is appropriate and in the best interests of the Company and its shareholders. Shareholder approval is further necessary under the Companies Law in order to delegate the authority to fix the remuneration of our independent registered public accounting firm. Subject to the approval of this proposal, the Board, with the recommendation of our Audit Committee, will fix the remuneration of PwC in accordance with the volume and nature of their services to the Company.

It is proposed that the following resolution be adopted at the Meeting:

“RESOLVED, to re-appoint Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, to serve as our independent registered public accounting firm until the 2022 annual general meeting of shareholders, and to authorize the Board, upon the recommendation of our Audit Committee, to determine the remuneration of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, in accordance with the volume and nature of their services.”

Required Vote

The affirmative vote of a majority of the Ordinary Shares voting on the matter is required to approve this resolution. Abstentions will have no effect on the outcome of this proposal. Because this is a routine matter, there will not be any broker non-votes.

The Board recommends a vote FOR the proposed resolution.

ITEM NO. 9 - PRESENTATION OF 2020 FINANCIAL STATEMENTS

The Company’s financial statements for the year ended December 31, 2020 is contained in our Annual Report on Form 10-K available at www.sec.gov (where the contents of the SEC’s website are not part of this proxy statement).

At the Meeting, the Company will review the audited consolidated financial statements for the year ended December 31, 2020 and will answer appropriate questions relating thereto.

No vote will be required regarding this item.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, to the best knowledge and belief of the Company, as of [●], 2021 (unless provided herein otherwise), with respect to holdings of our Ordinary Shares by (1) each person known by us to be the beneficial owner of more than 5% of the total number of shares of our Ordinary Shares outstanding as of such date; (2) each of our directors and director nominees; (3) each of our Named Executive Officers (specified below); and (4) all of our directors and our executive officers as a group.

All information with respect to the ownership of any of the below shareholders has been furnished by such shareholder and, unless otherwise indicated below, we believe that persons named in the table have sole voting and sole investment power with respect to all of the shares shown as owned, subject to community property laws, where applicable. The shares owned by the directors and executive officers include the shares owned by their family members to which such directors and executive officers disclaim beneficial ownership, as provided for below. If a shareholder has the right to acquire shares by exercising options currently exercisable or exercisable within 60 days of the date of this table, these shares are deemed outstanding for the purpose of computing the percentage owned by the specific shareholder (that is, they are included in both the numerator and the denominator), but they are disregarded for the purpose of computing the percentage owned by any other shareholder.

The information in the table below is based on [●] Ordinary Shares outstanding as of October 25, 2021. Unless otherwise indicated, the address of each of the individuals named below is: c/o On Track Innovations Inc., 5 Hatnufa St., Yokneam Industrial Zone, Yokneam, Israel.

Name of beneficial owner	Position	Number of Shares Beneficially Owned (*)	% of Class of Shares

William C. Anderson III (1)(2)	Director	3,680,496	[●]
Uri Arazy	Director	-	-
Zvi Atlas	External Director Nominee	-	-
Sandra B. Hardardottir (3)	Director	1,699,790	[●]
Leonid Berkovitch (4)	External Director	10,000	**
Donna Marks (5)(6)	External Director	20,000	**
Michael Shanahan (7)	Director	10,000	**
Yehuda Holtzman (8)	Chief Executive Officer	333,333	**
Assaf Cohen (9)	Chief Financial Officer	116,667	**
Nehemia Itay (10)	VP of Hardware	18,333	**
Amir Eilam (11)	VP, Research & Development	23,333	**
Sagi Nataf (12)	VP Operations and Engineering	18,333	**
All executive officers and directors as a group (9 persons) ***		5,870,286	[●]
5% Shareholders
Jerry L. Ivy, Jr. (13)	Shareholder	33,355,494	[●]

(*)	If a shareholder has the right to acquire shares by exercising options currently exercisable or exercisable within 60 days of the date of this table, these shares are deemed outstanding for the purpose of computing the percentage owned by the specific shareholder (that is, they are included in both the numerator and the denominator), but they are disregarded for the purpose of computing the percentage owned by any other shareholder.

(**) Less than 1%.

(***) Including Mr. Zvi Atlas, External Director nominee.

(1)	Includes 3,650,496 Ordinary Shares held by Mr. Anderson and includes options held by Mr. Anderson to purchase 30,000 Ordinary Shares currently exercisable or exercisable within 60 days of this table.

(2)	Mr. Anderson is holding more than 5% of the Company’s share capital.

(3)	Includes 1,689,790 Ordinary Shares held by Ms. Hardardottir and includes options held by Ms. Hardardottir to purchase 10,000 Ordinary Shares currently exercisable or exercisable within 60 days of this table. Such shares are also included in the Ordinary Shares held by Mr. Jerry L. Ivy, Jr., as detailed in footnote 11 below.

(4)	Includes options held by Mr. Berkovich to purchase 10,000 Ordinary Shares currently exercisable or exercisable within 60 days of this table.

(5)	Consists of options held by Ms. Marks to purchase 20,000 Ordinary Shares currently exercisable or exercisable within 60 days of this table.

(6)	Ms. Marks submitted her resignation from the Board, effective December 1, 2021.

(7)	Includes options held by Mr. Shanahan to purchase 10,000 Ordinary Shares currently exercisable or exercisable within 60 days of this table.

(8)	Includes options held by Mr. Holtzman to purchase 333,333 Ordinary Shares currently exercisable or exercisable within 60 days of this table.

(9)	Consists of options held by Mr. Cohen to purchase 116,667 Ordinary Shares currently exercisable or exercisable within 60 days of this table.

(10)	Consists of options held by Mr. Itay to purchase 18,333 Ordinary Shares currently exercisable or exercisable within 60 days of this table.

(11)	Consists of options held by Mr. Eilam to purchase 23,333 Ordinary Shares currently exercisable or exercisable within 60 days of this table

(12)	Consists of options held by Mr. Nataf to purchase 18,333 Ordinary Shares currently exercisable or exercisable within 60 days of this table

(13)	Information is based solely on Schedule 13D/A filed by Mr. Ivy with the SEC on June 21, 2021 and consists of 31,655,704 Ordinary Shares held by Mr. Ivy, of which 8,887,289 shares that would be issued pursuant to the terms of a convertible loan, if converted on May 19, 2021 and 1,699,790 Ordinary Shares held by Ms. Hardardottir. Mr. Ivy’s address is 2125 1st Ave., Seattle, WA 98121.

CORPORATE GOVERNANCE

Independent Directors

Five out of our six current directors on our Board, William C. Anderson, Uri Arazy, Leonid Berkovitch, Donna Marks and Michael Shanahan, as well as Zvi Atlas, an External Director nominee, are independent directors as defined in SEC and Nasdaq Rules. Sandra B. Hardardottir is a family member of Mr. Ivy, from which the Company received payments exceeding the amounts deemed to preclude independence under Nasdaq rules (if such rules applied to us), and therefore, she is not considered independent.

Financial Expertise

Under the Companies Law, our Board is required to determine how many of our non-External Directors should be required to have financial and accounting expertise. In determining such number, the Board must consider, among other things, the type and size of the company and the scope and complexity of its operations. Our Board has determined that at least one director (excluding an External Director) should be required to have financial and accounting expertise. Each member of the Audit Committee has financial and accounting proficiency as defined under the Companies Law.

Board Leadership Structure

Mr. Holtzman is our Chief Executive Officer, and Ms. Hardardottir is Chairman of our Board. As Chief Executive Officer of the Company, Mr. Holtzman reports to the Company’s Board. None of our independent directors serves as the lead independent director. We believe that this leadership structure is appropriate given the current size and operations of the Company.

Risk Oversight

Our Board’s role in risk oversight includes risk analysis and assessment in connection with each financial and business review, update and decision-making proposal and deliberations.

The Board’s role in our risk oversight is consistent with our leadership structure, with our Chief Executive Officer, whose performance is assessed by the Board, and other members of senior management having responsibility for assessing and managing our risk exposure, and the Board providing oversight in connection with those efforts.

The Board, including the Audit Committee and Compensation Committee, periodically reviews and assesses the significant risks to the Company. Our management is responsible for the Company’s risk management process and the day-to-day supervision and mitigation of risks. These risks include strategic, operational, competitive, financial, legal and regulatory risks. Our Board leadership structure, together with the frequent interaction between our directors and management, assists in this effort. Communication between our Board and management regarding long-term strategic planning and short-term operational practices include matters of material risk inherent in our business.

The Board plays an active role, as a whole and at the committee level in overseeing management of the Company’s risks. Each of our Board committees is focused on specific risks within their areas of responsibility, but the Board believes that the overall enterprise risk management process is more properly overseen by all of the members of the Board. The Audit Committee is responsible, among other things, for overseeing the management of financial and accounting risks, risks related to the Company’s compliance with legal and regulatory requirements, risks in regard to the independent auditor’s performance of its internal audit function, evaluation of any inadequacies in the business management of the Company and risks in related-party transactions. The Compensation Committee is responsible, among other things, for overseeing the management of risks relating to executive and employee compensation plans, incentive awards and other beneficial arrangements. While each committee is responsible for the evaluation and management of such risks, the entire Board is regularly informed through committee reports. The Board incorporates the insight provided by these reports into its overall risk management analysis.

The Board administers its risk oversight responsibilities through the Chief Executive Officer and the Chief Financial Officer, who, together with management representatives of the relevant functional areas review and assess the operations of the Company as well as operating management’s identification, assessment and mitigation of the material risks affecting our operations.

External Directors

Under the Companies Law, a company incorporated under the laws of the State of Israel whose shares were offered to and are traded by the public must appoint at least two External Directors, unless they qualify and choose to adopt the exemption specified in Regulation 5D of the Israeli Companies Regulations (Relief for Public Companies with Shares Listed for Trading on a Stock Market Outside of Israel), 5760-2000 (the “Exemption Regulations”). The Company no longer qualifies for the Exemption Regulations.

Qualifications

The Companies Law provides that a person may not be appointed as an External Director if the person is a relative of the controlling shareholder of the company or if the person (or any of the person’s relatives, partners, employers or anyone to whom the person is directly or indirectly subjected to or any entity under the person’s control) has or had during the two years preceding the date of appointment any affiliation with the company, its controlling shareholder, any of the controlling shareholder’s relatives, any other entity under the control of the company or the company’s controlling shareholder, and, where there is no controlling shareholder and no shareholder holding 25% or more of the voting power of the company, any affiliation to the chairman of the board of directors of the company, the company’s chief executive officer, any beneficial owner of 5% or more of the issued shares or the voting power of the company or the most senior executive officer of the company in the finance field.

The term affiliation includes:

●	An employment relationship;

●	A business or professional relationship maintained on a regular basis;

●	Control; and

●	Service as an office holder, excluding service as a director in a private company prior to the first offering of its shares to the public, if such director was appointed as a director of the private company in order to serve as an external director following the public offering.

“Office holder” is defined in the Companies Law as a chief executive officer, chief business manager, deputy general manager, vice general manager, any person who holds such position in the company, even if such person holds a different title, any director and other manager or officer who reports directly to the chief executive officer.

No person can serve as an External Director if his or her position or other business interests create, or may create, a conflict of interest with his or her responsibilities as an External Director or may otherwise interfere with his or her ability to serve as an External Director. No person can serve as an External Director if the person (or any of the person’s relatives, partners, employers, anyone to whom the person is directly or indirectly subjected to or any entity under the person’s control) has business or professional relations with anyone the affiliation with whom is prohibited by the Companies Law, even if those affiliations are not of an ongoing nature, excluding negligible affiliations. External Directors are required to possess professional qualifications as set out in regulations promulgated under the Companies Law. In addition, the board of director of such company is required to determine how many of its non-External Directors should be required to have financial and accounting expertise. In determining such number, the board must consider, among other things, the type and size of the company and the scope and complexity of its operations.

If at the time an External Director is appointed, all current members of the Board, who are not controlling shareholders or family members thereof, are of the same gender, then that External Director must be of the other gender. Regulations promulgated under the Companies Law provide that the requirement of Israeli residency does not apply to the External Directors of companies whose shares are listed for trading outside of Israel.

Based on information provided to the Company, each of Ms. Marks and Mr. Berkovich, the Company’s External Directors, as well as Mr. Zvi Atlas, the Company’s External Director nominee, qualifies as an External Director under the Companies Law.

Committee Membership

Under the Companies Law, each committee of our Board must include at least one External Director and the Audit Committee and Compensation Committee must include all of the External Directors. The Company’s External Directors, Ms. Marks and Mr. Berkovitch are currently serving on the Company’s Audit Committee and Compensation Committee. Following the departure of Ms. Marks from the Board, and subject to the appointment of Mr. Atlas’ by the Company’s shareholders, Mr. Atlas shall serve on the Company’s Audit Committee and Compensation Committee.

Election, Term and Compensation

External Directors are elected by a majority vote at a shareholders’ meeting at which either the majority of shares voted at the meeting, including at least a majority of the shares held by non-controlling shareholders disinterested with respect to the interests of controlling shareholders voted at the meeting, vote in favor of the election of the External Director, or the total number of shares held by non-controlling shareholders disinterested with respect to the interests of controlling shareholders voted against the election of the External Director does not exceed two percent of the aggregate voting rights in the company.

The initial term of an External Director is three years commencing from the date of his or her election and in general, only two additional three year periods are allowed under the law. External Directors may only be removed by the same percentage of shareholders as is required for their election, or by a court, and then only if the External Directors cease to meet the statutory qualifications for their appointment or if they violate their duty of loyalty to the company. If an external directorship becomes vacant, our Board is required under the Companies Law to call a shareholders’ meeting promptly to appoint a new External Director.

An External Director is entitled to compensation as provided in regulations adopted under the Companies Law and is otherwise prohibited from receiving any other compensation, directly or indirectly, in connection with services provided as an External Director.

Alternate Directors

Under our Articles, each of our directors may appoint, with the agreement of the Board and subject to the provisions of the Companies Law, by written notice to us, any person to serve as an alternate director. Under the Companies Law, neither a currently serving director nor a currently-serving alternate director or any person not eligible under the Companies Law to be appointed as a director may be appointed as an alternate director. An alternate director has all the rights and duties of the director appointing him, unless the appointment of the alternate provides otherwise, and the right to remuneration. The alternate director may not act at any meeting at which the appointing director is present. Unless the time period or scope of the appointment is limited by the appointing director, the appointment is effective for all purposes but expires upon the expiration of the appointing director’s term. Currently, none of our directors has appointed any alternate directors.

Directors’ Service Contracts

None of our directors has any services contracts either with us or with any of our subsidiaries, which provide for benefits upon termination of employment or service.

Board Meetings and Committees

During 2020, the Board held 9 meetings (and adopted certain resolutions by way of 5 unanimous written consents). A majority of the directors attended all of the meetings of the Board and the committees on which they served and none of our directors attended less than 75% of the meetings of the Board and the committees. Each of the directors is encouraged to attend the annual shareholder’s meeting. None of the six directors currently serving on the Board attended the 2020 annual shareholder’s meeting. Our Board has established an Audit Committee and a Compensation Committee.

Audit Committee

The current members of our Audit Committee are William C. Anderson III, Donna Marks and Leonid Berkovitch. Ms. Marks serves as the Chairman of the Audit Committee. Our Board has determined that all of the above are independent Audit Committee members within the meaning of Nasdaq and SEC rules. Our Board has also determined that Ms. Marks is an “Audit Committee Financial Expert” as defined in Item 407(d)(5)(ii) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our Audit Committee operates under a written charter that is posted on our website at:

http://investors.otiglobal.com.

Our Audit Committee provides assistance to our Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by pre-approving the services performed by our independent accountants and reviewing their reports regarding our accounting practices and systems of internal control over financial reporting. Our Audit Committee also oversees the audit efforts of our independent accountants and takes those actions that it deems necessary to satisfy itself that the accountants are independent of management.

Under the Companies Law and Nasdaq rules (if such rules applied to us), our Audit Committee is responsible for (i) determining whether there are deficiencies in the business management practices of our Company, including in consultation with our internal auditor or the independent auditor, and making recommendations to the Board to improve such practices, (ii) determining whether to approve certain related party transactions (including transactions in which an office holder has a personal interest) and whether such transaction should be deemed as material or extraordinary, (iii) where the Board approves the working plan of the internal auditor, to examine such working plan before its submission to the Board and propose amendments thereto, (iv) examining our internal controls and internal auditor’s performance, including whether the internal auditor has sufficient resources and tools to dispose of its responsibilities, (v) examining the scope of our auditor’s work and compensation and submitting a recommendation with respect thereto to our Board or shareholders, depending on which of them is considering the appointment of our auditor, and (vi) establishing procedures for the handling of employee complaints as to the management of our business and the protection to be provided to such employees. In compliance with regulations promulgated under the Companies Law, our Audit Committee also approves our financial statements, thereby fulfilling the requirement that a board committee provide such approval.

Our Audit Committee held seven meetings during the fiscal year ended December 31, 2020 (and two written resolution in lieu of a meeting).

Internal Auditor

Under the Companies Law, the Board must appoint an internal auditor who is recommended by the Audit Committee. The role of the internal auditor is to examine, among other things, whether the company’s actions comply with the law and orderly business procedure. Under the Companies Law, the internal auditor may not be an office holder or an interested party, as defined below, or a relative of an office holder or an interested party, or the company’s independent accountant or the independent accountant’s representative. The Companies Law defines an “interested party” as a holder of 5% or more of the issued shares or voting rights of a company, a person or entity who has the right to designate at least one director or the general manager of the company, and a person who serves as a director or general manager. Since March 5, 2012, Mr. Gali Gana, CPA, of Rosenblum Holtzman & Co., has served as our internal auditor.

Compensation Committee

The current members of our Compensation Committee are Uri Arazy, Donna Marks and Leonid Berkovitch. Mr. Berkovitch is the Compensation Committee’s Chairman. Our Board has determined that all Compensation Committee members are independent within the meaning of Nasdaq and SEC rules.

Our Compensation Committee operates under a written charter that is posted on our website at:

http://investors.otiglobal.com.

Under the Companies Law and Nasdaq rules (if such rules applied to us), our Compensation Committee is responsible for (i) proposing office holder compensation policies to the Board, (ii) proposing necessary revisions to any compensation policy and examining its implementation, (iii) determining whether to approve transactions with respect to compensation of office holders, and (iv) determining, in accordance with office holder compensation policies, whether to exempt an engagement with an unaffiliated nominee for the position of chief executive officer from requiring shareholder approval.

Subject to the provisions of the Companies Law, compensation of executive officers is generally determined and approved by our Compensation Committee and our Board. Shareholder approval is generally required when (i) approval by our Board and our Compensation Committee is not consistent with our Compensation Policy, or (ii) the compensation is that of our Chief Executive Officer. In special circumstances, our Compensation Committee and Board may approve the compensation of an executive officer (other than a director, a chief executive officer or a controlling shareholder) or approve the compensation policy despite shareholder objection. Additionally, under certain circumstances, our Compensation Committee may exempt an engagement with a nominee for the position of chief executive officer from requiring shareholders’ approval or may otherwise postpone such shareholders’ approval.

A director or executive officer may not be present when the Board discusses or votes upon the terms of his or her compensation, unless the chairman of the Board (as applicable) determines that he or she should be present to present the transaction that is subject to approval. The Chief Executive Officer may not be present during voting or deliberations regarding his or her compensation.

We may from time to time engage the services of external compensation consultants on a case by case basis, though we did not engage any such compensation consultant for the fiscal year ended December 31, 2020.

Our Compensation Committee held four meetings during the fiscal year ended December 31, 2020 (and adopted certain resolutions by way of two unanimous written consents).

Nominating Committee; Director Candidates

We do not have a Nominating Committee or any committees of a similar nature, nor any charter governing the nomination process. Our Board does not believe that such committees are needed for a company our size.

Under the Companies Law, our directors are elected by the general meeting of shareholders, with the recommendation of the Board. There is no formal process or policy that governs the manner in which we identify potential candidates for the Board. Historically, however, the Board has considered several factors in evaluating candidates for nomination to the Board, including the candidate’s knowledge of the Company and its business, the candidate’s business experience and credentials, and whether the candidate would represent the interests of all the Company’s shareholders as opposed to a specific group of shareholders. Diversity is not considered material in identifying nominees for directors. We do not have a formal policy with respect to our consideration of Board nominees recommended by our shareholders because we are a small company. A shareholder who desires to recommend a candidate for nomination to the Board should do so by writing to us at Board of Directors, c/o Company Chief Financial Officer, On Track Innovations Ltd., 5 Hatnufa St., Yokneam Industrial Zone, Yokneam, Israel, 2069200.

Deadline and Procedures for Submitting Board of Directors Nominations

Subject to our Articles and the Companies Law, a shareholder wishing to nominate a candidate for election to the Board at the next Annual Meeting is required to give written notice containing the required information specified above addressed to the Board, c/o Company Secretary, On Track Innovations Ltd., 5 Hatnufa St., Yokneam Industrial Zone, Yokneam, Israel, 2069200, of his or her intention to make such a nomination. The notice of nomination and other required information must be received by the Company no later than the time required by the Companies Law.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our directors, executive and financial officers and all of our employees. The Code of Business Conduct and Ethics is publicly available on our website at http://investors.otiglobal.com and we will provide, at no charge, a written copy thereof upon written request made to us. The information contained in, or accessible through, our website does not constitute part of this Proxy Statement.

Delinquent Section 16(a) Reports

Based solely upon a review of Forms 3 and 4, and amendments thereto, submitted to the SEC during the fiscal year ended December 31, 2020, the Company believes that during said year, the Company’s executive officers, directors and all persons who own more than ten percent of a registered class of our equity securities complied with all Section 16(a) filing requirements, except form 4 filed by Sandra Hardardottir on May 8, 2020, which was due May 7, 2020.

Communications with the Board of Directors

Shareholders who have questions or concerns should contact the members of the Board by writing to: Board of Directors, c/o Chief Financial Officer, On Track Innovations Ltd., 5 Hatnufa St., Yokneam Industrial Zone, Yokneam, Israel, 2069200. All communications received in writing will be distributed to the members of the Board deemed appropriate, depending on the facts and circumstances outlined in the communication received.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the compensation earned during the years ended December 31, 2020 and 2019 by (i) our Chief Executive Officer; (ii) our Chief Financial Officer; (iii) our VP of Hardware Engineering; (iv) our VP, Research & Development and (v) our VP Operations. We refer to the persons listed in (i) through (v) collectively as the Named Executive Officers. Certain of these officers are included solely to comply with Israeli law.

Summary Compensation Table

		Salary	Bonus	Stock-based Awards	Non-equity Incentive Plan Compensation	All other Compensation	Total
Name and Principal Position	Year	($) (1)	($)	($) (2)	($)	($) (3)	($)
Yehuda Holtzman	2020	273,844	-	67,612	-	79,811	421,268
Chief Executive Officer (4)	2019	28,194	-	-	-	7,873	36,067

Assaf Cohen	2020	173,155	-	-	-	43,639	216,794
Chief Financial Officer (5)	2019	152,018	-	13,650	28,054	44,799	238,521

Nehemia Itay	2020	169,683	-	1,022	-	42,988	213,693
VP of Hardware Engineering (6)	2019	167,129	-	-	-	44,052	211,182

Amir Eilam	2020	154,042	-	1,022	-	46,306	201,370
VP, Research & Development (7)	2019	150,688	-	-	-	48,213	198,901

Sagi Nataf	2020	112,348	-	1,022	-	38,316	151,687
VP of Operations and Engineering (8)	2019	103,774	-	-	-	39,747	143,521

(1)	Salary payments which were in NIS were translated into U.S. Dollars according to the annual average exchange rate of NIS 3.44 per U.S. Dollar in 2020 and NIS 3.56 per U.S. Dollar in 2019.

(2)	The fair value recognized for the option awards was determined as of the grant date in accordance with FASB ASC Topic 718 (see Note 12C to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. The fair value recognized for the 2020 option awards was determined as of the grant date in accordance with FASB ASC Topic 718, based on the following assumptions: expected dividend yield of 0%, expected volatility of 78% to 109%, risk-free interest rate of 0.26% to 1.63% and expected life of 2.44 to 2.50 years).

(3)	This cost reflects social benefits (as required under applicable Israeli law), car expenses and termination payments.

(4)	The 2020 “All Other Compensation” of Mr. Holtzman, as shown in the table above, is comprised of $22,920 of car expenses and $56,891 of social benefits. The 2019 “All Other Compensation” of Mr. Holtzman, as shown in the table above, is comprised of $1,788 of car expenses and $6,085 of social benefits.

(5)	The 2020 “All Other Compensation” of Mr. Cohen, as shown in the table above, is comprised of $14,931 of car expenses and $28,708 of social benefits. The 2019 “All Other Compensation” of Mr. Cohen, as shown in the table above, is comprised of $17,169 of car expenses and $27,630 of social benefits.

(6)	The 2020 “All Other Compensation” of Mr. Itay, as shown in the table above, is comprised of $15,745 of car expenses and $27,243 of social benefits. The 2019 “All Other Compensation” of Mr. Itay, as shown in the table above, is comprised of $17,169 of car expenses and $26,883 of social benefits.

(7)	The 2020 “All Other Compensation” of Mr. Eilam, as shown in the table above, is comprised of $14,902 of car expenses and $31,404 of social benefits. The 2019 “All Other Compensation” of Mr. Eilam, as shown in the table above, is comprised of $17,169 of car expenses and $31,044 of social benefits.

(8)	The 2020 “All Other Compensation” of Mr. Nataf, as shown in the table above, is comprised of $13,828 of car expenses and $24,488 of social benefits. The 2019 “All Other Compensation” of Mr. Eilam, as shown in the table above, is comprised of $17,169 of car expenses and $22,578 of social benefits.

All of the incumbent Named Executive Officers mentioned in the table above and our directors are entitled to acceleration of the vesting of any unvested share options and restricted shares in the event of a change of control of the Company.

Pension, Retirement or Similar Benefit Plans

Except as required by applicable law (relating to severance payments to Israeli employees), none of our current officers or employees are entitled to receive any payments upon termination of employment.

Executive Officers Compensation Policy

In accordance with the Companies Law, we adopted a Compensation Policy in 2013, which was thereafter amended by our Compensation Committee, approved by our Board and recommended to our shareholders and approved thereby at our annual general meeting held on December 15, 2016. An updated compensation policy was not approved by our shareholders at our meeting on September 27, 2019. However, our Board approved it notwithstanding such shareholders vote. In this Meeting, we brought our Amended Policy for the approval of our shareholders. See Item No. 3.

The Amended Policy sets rules and guidelines with respect to our compensation strategy for executive officers, and is designed to provide for the retention of, and to attract, highly qualified executives. The Policy is designed to balance competitive compensation of executive officers with our financial resources, while creating appropriate incentives considering, inter alia, risk management factors arising from our business, executive compensation benchmarks used in the industry, our size (including without limitation, sales volume and number of employees), the nature of our business and our then-current cash flow situation, in order to promote our long-term goals, work plan, policies and the interests of our shareholders.

The Amended Policy is designed to allow us to create a full compensation package for each of our executives based on common principles. With respect to variable compensation components, the Amended Policy is designed to allow us to consider each executive’s contribution in achieving our short-term and long-term strategic goals and in maximizing its profits from a long-term perspective and in accordance with the executive’s position.

The Amended Policy further provides for an annual performance bonus payable to executive officers. The payment of such bonus is tied to long-term corporate performance, rather than short-term stock market performance. Bonuses are paid in accordance with specific performance targets and based, among others, upon the following factors: (i) the Company’s achievement of certain financial performance metrics, consisting of annual revenue targets, EBITDA target, each based on our annual budget; (ii) achievement by the respective executive of certain predetermined objectives; and (iii) other discretionary considerations, taking into account tangible and intangible performance factors, including the executive’s relative contribution to the Company.

Subject to the approval of the Amended Policy, bonus payments shall not exceed, in the case of a Chief Executive Officer, an aggregate amount equivalent to 10 months’ base salary, in the case of a Chief Financial Officer, an aggregate amount equivalent to 6 months’ base salary, and for other executive officers, an aggregate amount equivalent to 4 months’ base salary of the respective executive.

Employment Agreements

We maintain written employment and related agreements with all of our current executive officers. These agreements provide for monthly salaries and contributions by us to executive insurance and vocational studies funds. The employment agreements of certain executive officers provide for the achievement of an annual bonus, as described above. In addition, we may decide to grant our executive officers share options from time to time. All of our executive officers’ employment and related agreements contain provisions regarding noncompetition, confidentiality of information and assignment of inventions. The enforceability of covenants not to compete in Israel is unclear.

We have the following written agreements and other arrangements concerning compensation with our current executive officers:

Agreement with Yehuda Holtzman. We have an employment agreement with Mr. Holtzman, which provides that Mr. Holtzman will serve as Chief Executive Officer of the Company and our subsidiaries, in consideration of a monthly gross salary (effective December 1, 2019 and as described below NIS 76,000) and other standard benefits. Mr. Holtzman also receives grants of options on an annual basis to promote retention and as an incentive, subject to vesting requirements. The issuance of such options is subject to the discretion and approval of both the Compensation Committee and the Board. According to the employment agreement, Mr. Holtzman is eligible to receive an annual bonus in an amount up to 10 months’ gross base salary. The employment agreement is for an unlimited duration, provided that each party may terminate it without cause upon serving the other party a written notice of three months, prior to termination. On November 22, 2020, as part of the cost reduction steps taken by our management, our Board and Compensation Committee approved that effective November 1, 2020, Mr. Holtzman’s monthly gross salary was decreased for a period of one year from NIS 76,000 to NIS 58,520, subject to his agreement. This decrease was subsequently cancelled effective June 1, 2021.

Agreement with Assaf Cohen. We have an employment agreement with Mr. Cohen, which provides that Mr. Cohen will serve as Chief Financial Officer of the Company and our subsidiaries, in consideration of a monthly gross salary (effective August 1, 2019 and as described below NIS 45,000; between January 1, 2019 and July 31, 2019 NIS 35,000; between March 1, 2018 and December 31, 2018 NIS 30,000) and other standard benefits. Mr. Cohen also receives grants of options on an annual basis to promote retention and as an incentive, subject to vesting requirements. The issuance of such options is subject to the discretion and approval of both the Compensation Committee and the Board. According to the employment agreement, Mr. Cohen is eligible to receive an annual bonus in an amount up to 4 months’ gross base salary. The employment agreement is for an unlimited duration, provided that each party may terminate it without cause upon serving the other party a written notice of six months (formerly was three months), prior to termination. Effective August 1, 2019, as approved by our Board and Compensation Committee, and pursuant to the amendment to Mr. Cohen’s employment agreement dated September 30, 2019, Mr. Cohen’s monthly gross salary is NIS 45,000 and the abovementioned written notice for termination is six months. In addition, pursuant to the amendment to Mr. Cohen’s employment agreement, as also approved by the Company’s shareholders, Mr. Cohen received a lump sum bonus, in the amount of NIS 100,000, for his services as the Interim Chief Executive Officer of the Company. On March 17, 2020, our Board and Compensation Committee approved an increase in Mr. Cohen’s 2020 maximum annual bonus from 4 months’ to 6 months’ gross base salary. On November 22, 2020, as part of the cost reduction steps taken by our management, our Board and Compensation Committee approved that effective November 1, 2020, Mr. Cohen’s monthly gross salary is decreased for a period of one year from NIS 45,000 to NIS 34,650. This decrease was subsequently cancelled effective June 1, 2021.

Outstanding Equity Awards at Fiscal Year-End

The following table shows options to purchase our Ordinary Shares outstanding on December 31, 2020, held by each of our Named Executive Officers.

Number of Securities Underlying Unexercised

	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) un-exercisable	Option exercise price ($)	Option expiration date
Yehuda Holtzman (1)	150,000	300,000	$0.20	04/14/2025
	-	100,000	$0.35	04/14/2025

Assaf Cohen (2)	15,000	-	$1.07	11/30/2021
	15,000	-	$1.21	11/28/2022
	13,333	6,667	$0.84	11/27/2023
	33,333	66,667	$0.38	08/13/2024

Nehemia Itay (3)	15,000	-	$1.07	11/30/2021
	-	10,000	$0.28	03/17/2025

Amir Eilam (4)	20,000	-	$1.07	11/30/2021
	-	10,000	$0.28	03/17/2025

Sagi Nataf (5)	10,000	5,000	$0.84	11/27/2023
	-	10,000	$0.28	03/17/2025

(1)	On April 14, 2020, 450,000 options were granted to Mr. Holtzman under the OTI 2001 Stock Option Plan, or the 2001 Plan. The options vest in three equal annual installments, commencing November 25, 2020. On April 14, 2020, 100,000 options were granted to Mr. Holtzman under the 2001 Plan. The options vest in three equal annual installments, commencing January 1, 2021..

(2)	On November 30, 2016, 15,000 options were granted to Mr. Cohen under the 2001 Plan. The options vest in three equal annual installments, commencing November 30, 2017. On November 28, 2017, 15,000 options were granted to Mr. Cohen under the 2001 Plan. The options vest in three equal annual installments, commencing November 28, 2018. On November 27, 2018, 20,000 options were granted to Mr. Cohen under the 2001 Plan. The options vest in three equal annual installments, commencing November 27, 2019. On August 13, 2019, 100,000 options were granted to Mr. Cohen under the 2001 Plan. The options vest in three equal annual installments, commencing August 13, 2020.

(3)	On December 15, 2016, 15,000 options were granted to Mr. Itay under the 2001 Plan. The options vest in three equal annual installments, commencing November 30, 2017. On March 17, 2020, 10,000 options were granted to Mr. Itay under the 2001 Plan. The options vest in three equal annual installments, commencing March 17, 2021.

(4)	On December 15, 2016, 20,000 options were granted to Mr. Eilam under the 2001 Plan. The options vest in three equal annual installments, commencing November 30, 2017. On March 17, 2020, 10,000 options were granted to Mr. Eilam under the 2001 Plan. The options vest in three equal annual installments, commencing March 17, 2021.

(5)	On November 27, 2018, 15,000 options were granted to Mr. Nataf under the Plan. The options vest in three equal annual installments, commencing November 27, 2019. On March 17, 2020, 10,000 options were granted to Mr. Nataf under the 2001 Plan. The options vest in three equal annual installments, commencing March 17, 2021.

Director Compensation for 2020

The following table provides information regarding compensation earned by, awarded or paid to each person for serving as a director who was not a Named Executive Officer during the fiscal year ended December 31, 2020:

	Fees Earned or Paid in Cash	Option Awards	Total
Name	($) (1)	($)	($)
Sandra B. Hardardottir	13,442 (2)	5,097	18,539

William C. Anderson III	24,112	-	24,112

Leonid Berkovitch	19,747 (3)	3,813	23,560

Donna Marks	28,602	-	28,602

Michael Shanahan	19,338 (3)	4,008	23,346

Eran Gilad (2)	12,406	-	12,406

Scott Medford (2)	10,617	-	10,617

Michael Soluri (2)	13,805	-	13,805

(1)	This column represents the sums that our non-executive directors received according to the Israeli regulations as an annual fee as well as for attending Board and Board committee meetings.

(2)	Former director.

(3)	The fair value of each option granted to directors during 2020 was estimated on the date of grant, using the Black-Scholes model and the following assumptions:

●	Expected dividend yield: 0%.
●	Expected volatility: 97%-109%
●	Risk-free interest rate: 0.22%-1.53%
●	Expected life: Years 2.49
1.	Dividend yield of zero percent.
2.	Expected average volatility represents a weighted average standard deviation rate for the price of the Company’s ordinary shares on the OTCQX market.
3.	Risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant.
4.	Estimated expected lives are based on historical grants data.

As of December 31, 2020, our directors held options to purchase our Ordinary Shares as follows:

Name	Aggregate number of shares Underlying stock options
William C. Anderson III	30,000
Donna Marks	30,000
Leonid Berkovitch	30,000
Michael Shanahan	30,000

From January 1, 2020, until November 22, 2020, we reimbursed our directors for expenses incurred in connection with attending Board meetings and committee meetings and provided the following compensation for directors: annual compensation of NIS 49,110 (approximately $15,280); meeting participation fees of NIS 3,283 (approximately $1,020) per in-person meeting; meeting participation by telephone of NIS 1,971 (approximately $610) per meeting; and NIS 1,642 (approximately $510) per written resolution.

On November 22, 2020, as part of our management’s efforts to reduce costs, four of our board members, Ms. Sandra B. Hardardottir, Mr. Leonid Berkovitch, Ms. Donna Marks and Michael Shanahan, volunteered to reduce their compensation by 25%, such that the cash compensation paid to each of these directors effective November 22, 2020, shall be as follows: Annual compensation of NIS 36,833 (approximately $11,500), meeting participation fees of NIS 2,462 (approximately $770) per in-person meeting, meeting participation by telephone fees of NIS 1,478 (approximately $460) per meeting and NIS 1,232 (approximately $380) per written resolution. In addition, on November 22, 2020, our fifth director, William C. Anderson, volunteered to receive no compensation from the Company effective November 22, 2020. Our directors agreed to revisit the voluntary reduction in the directors’ fees in six months from the time the reduction took place.

Our executive directors do not receive additional separate compensation for their service on the Board or any committee of the Board. During 2020, our non-executive directors were reimbursed for their expenses for each board meeting, and committee meeting attended and in addition received the foregoing compensation with respect to attendance at such meetings. The aggregate amount paid by us to our non-executive directors for their service during 2020 was $142,471.

Under the Companies Law, an External Director is entitled to compensation as provided in regulations adopted under the Companies Law and is otherwise prohibited from receiving any other compensation, directly or indirectly, in connection with services provided as an External Director.

Certain Relationships and Related Transactions

Our policy is to enter into transactions with related parties on terms that are on the whole no less favorable to us than those that would be available from unaffiliated parties at arm’s length.

We have entered into employment agreements with all of our executive officers as mentioned above and indemnification agreements with all of our executive officers and directors. In addition, we have granted options to purchase our Ordinary Shares to our directors and executive officers.

Other than described above, and except for a loan financing agreement between the Company and Jerry L. Ivy, Jr., Descendants’ Trust (“Ivy”), the share purchase agreement between the Company and Ivy, and the Chairman of the Board, Ms. Hardardottir, and the Director, Mr. Shanahan, who were designated by Ivy pursuant to the Share Purchase Agreement, none of our directors, executive officers or shareholders holding more than 5% of our outstanding Ordinary Shares, or members of any such person’s immediate family, has any relationship with the Company besides serving as directors or executive officers.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have engaged PwC, as our principal independent registered public accounting firm until the 2021 annual general meeting. Under Item No. 8 above, we are seeking shareholder approval to appoint PwC until our 2022 annual general meeting.

Our Audit Committee is generally responsible for the oversight of our independent auditors’ work. The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services, as further described below. The Audit Committee sets forth the basis for its pre-approval in detail, listing the particular services or categories of services which are pre-approved, and setting forth a specific budget for such services. Additional services may be pre-approved by the Audit Committee on an individual basis. Once services have been pre-approved, our independent registered public accounting firm and our management then report to the Audit Committee on a periodic basis regarding the extent of services actually provided in accordance with the applicable pre-approval, and regarding the fees for the services performed.

Our Audit Committee pre-approved all audit and non-audit services provided to us and to our subsidiaries during the periods listed below. The Audit Committee approves discrete projects on a case-by-case basis that may have a material effect on our operations and also considers whether proposed services are compatible with the independence of the independent auditors.

Pursuant to our pre-approval policy, the Audit Committee pre-approves and delegates to our Chairman of the Board the authority to approve the retention of ad-hoc audit and non-audit services from our independent auditors, beyond the scope approved by the Audit Committee as part of the annual audit plan

Principal Accountant Fees and Services

The following fees were billed by PwC and affiliate firms for professional services rendered thereby for the years ended December 31, 2020 and 2019 (in thousands):

	2020	2019

Audit Fees (1)	$155	$155

Audit-Related Fees	$-	$-

Tax Fees (2)	$-	$6

All Other Fees (3)	$3	$5

Total	$158	$166

(1)	The audit fees for the years ended December 31, 2020 and 2019, are the aggregate fees billed or billable (for the year) for the professional services rendered for the audits of our 2020 and 2019 annual consolidated financial statements, review of consolidated quarterly financial statements of 2020 and 2019, and services that are normally provided in connection with statutory audits of us and our subsidiaries, consents and assistance with review of documents filed with the SEC.

(2)	Tax fees are the aggregate fees billed (in the year) for professional services rendered for tax compliance and tax advice other than in connection with the audit.

(3)	All other fees are fees billed for accounting standard procedure.

REPORT OF THE AUDIT COMMITTEE

In the course of our oversight of the Company’s financial reporting process, we have: (1) reviewed and discussed with management the audited financial statements for fiscal year ended December 31, 2020; (2) discussed with the independent auditor the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; (3) received the written disclosures and the letter from the independent auditor required by applicable requirements of the standards of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, (4) discussed with the independent auditor its independence and (5) considered whether the provision of non-audit services by the independent auditor is compatible with maintaining its independence and concluded that it is compatible at this time.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2020 that was filed with the SEC on March 31, 2021.

By the Audit Committee of the Board of Directors of On Track Innovations Ltd.

Donna Marks, Chairman
William C. Anderson III
Leonid Berkovitch

SHAREHOLDER PROPOSALS FOR 2022 ANNUAL MEETING

Shareholders who wish to present proposals appropriate for consideration at our 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”) must submit the proposal in proper form consistent with our Articles and applicable law to us at our address as set forth on the first page of this proxy statement and in accordance with the applicable regulations under Rule 14a-8 of the Exchange Act by [●], 2022, in order for the proposal to be considered for inclusion in our proxy statement and form of proxy relating to the 2022 Annual Meeting. Shareholders who wish to present proposals appropriate for consideration at the 2022 Annual Meeting outside of Rule 14a-8 must submit the proposal in proper form consistent with our Articles and applicable law to us at our address as set forth on the first page of this proxy statement by [●], 2022 in order for the proposal to be considered for inclusion in our proxy statement and form of proxy relating to the 2022 Annual Meeting. Any such proposals should contain the name and record address of the shareholder, the number of Ordinary Shares beneficially owned as of the record date established for the meeting, a description of, and reasons for, the proposal and all information that would be required to be included in the proxy statement file with the SEC if such shareholder was a participant in the solicitation subject to Section 14 of the Exchange Act. The proposal, as well as any questions related thereto, should be directed to our Secretary.

If a shareholder submits a proposal after the last date applicable under our Articles and applicable law but still wishes to present the proposal at our 2022 Annual Meeting (but not in our proxy statement), the proposal, which must be presented in a manner consistent with our Articles and applicable law, must be submitted to our Secretary in proper form at the address set forth above so that it is received by our Secretary no later than seven days after the notice for such meeting.

We did not receive notice of any proposed matter to be submitted by shareholders for a vote at this Meeting and, therefore, in accordance with Exchange Act Rule 14a-4(c) any proxies held by persons designated as proxies by our Board and received in respect of this Meeting will be voted in the discretion of our management on such other matter which may properly come before the Meeting.

SHAREHOLDERS SHARING THE SAME ADDRESS

Only one set of proxy materials may be delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. The Company will deliver promptly upon written or oral request a separate copy of the proxy materials to a shareholder at a shared address to which a single copy of the documents was delivered. Requests for additional copies should be directed to the Company’s Chief Financial Officer, Mr. Assaf Cohen, by e-mail addressed to assaf@otiglobal.com, by mail addressed to c/o Company Chief Financial Officer, On Track Innovations Ltd., 5 Hatnufa St., Yokneam Industrial Zone, Yokneam, Israel, 2069200, or by telephone at +011 972-4-6868000. Shareholders sharing an address and currently receiving a single copy may contact the Secretary as described above to request that multiple copies be delivered in future years. Shareholders sharing an address and currently receiving multiple copies may request delivery of a single copy in future years by contacting the Secretary as described above.

OTHER MATTERS

As of the date of this proxy statement, our management knows of no matter not specifically described above as to any action which is expected to be taken at the Meeting. The persons named in the enclosed proxy, or their substitutes, will vote the proxies, insofar as the same are not limited to the contrary, in their best judgment, with regard to such other matters and the transaction of such other business as may properly be brought at the Meeting.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE AND NOT LATER THAN MONDAY, NOVEMBER 29, 2021, AT 10:00 A.M. ISRAEL TIME (3:00 A.M. EASTERN TIME) IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By order of the Board,

/s/ Assaf Cohen
Assaf Cohen
Chief Financial Officer

Yokneam, Israel

[●], 2021

EXHIBIT A – MARKED COPY OF THE AMENDED AND RESTATED COMPENSATION POLICY

On Track Innovations Ltd.

Amended and Restated Executive Officers Compensation Policy

Amended as of October [●], 2021

1.	PREAMBLE

This Executive Compensation Policy (the “Policy”) of On Track Innovations Ltd. (the “Company” or “OTI”) is adopted in accordance with the requirements and limitations set forth in the Israeli Companies Law, 5759-1999 (the “Companies Law”). This Policy applies to all of OTI’s Office Holders, as such term is defined in the Companies Law (hereinafter referred to as the “Executives”).

The Policy refers to the terms of compensation of the Company’s Executives and the termination terms thereof.

2.	PURPOSE

The purpose of this Policy is to set rules and guidelines with respect to OTI’s compensation strategy for Executives designed to retain and attract highly qualified Executives by providing competitive compensation (within the Company’s ability to fund compensation based on its financial resources), while creating appropriate incentives considering, inter alia, risk management factors arising from the business of the Company, the size of the Company (including without limitation, its sales volume and number of employees), the nature of its business and its then current cash flow situation, in order to promote OTI’s long-term goals, work plan, policies and the interests of the shareholders of the Company.

This Policy is also designed to allow the Company to create a full compensation package for each of its Executives based on common principles, taking into account the experience of each of the Executives, as well as the characteristics of their position and their performance.

With respect to variable compensation components, the Policy is designed to allow the Company to consider each Executive’s contribution in achieving the Company’s short-term and long-term strategic goals and in maximizing its profits from long-term perspective and in accordance with the Executive’s position.

By setting this Policy, the Company intends to increase the sense of solidarity of Executives with the Company and its activities, to increase the Executives’ motivation to advance the long-term business of the Company and to make it more innovative, efficient and profitable; and to achieve higher levels of performance by Executives, while rewarding Executives for their efforts, and enabling the Company to retain and attract highly-skilled qualitative human capital within or to the Company.

3.	Overview of Executives’ COMPENSATION COMPONENTS

a)	Directors – Non-Employee Directors, including External Directors (as defined in the Companies Law) and Independent Directors (as defined ~~in the Companies Law~~ under applicable Nasdaq Rules), shall receive from the Company an annual and ~~participation~~ membership in Board Committees based compensation in cash and/or securities of the Company, reimbursement of expenses incurred by them in the performance of their duties, ~~and may receive certain~~ as well as compensation in securities. Directors compensation (monetary or otherwise) shall be determined and approved by the Company’s Compensation Committee (the “Compensation Committee”), the Board of Directors (the “Board”) and by the General Meeting of Shareholders (the “General Meeting”) if required under applicable laws.

The limitations and conditions provided for herein with respect to the cash and equity compensation to the Non-Employee Directors, including External Directors shall become effective on January 1, 2022. Until then, the compensation to such directors shall be limited as provided for by the Policy as in force before the amendment thereof in December 2021.

b)	Chief Executive Officer – The compensation of the Company’s Chief Executive Officers (the “CEO”) shall include a base salary, reimbursement of expenses incurred by him or her in the performance of his or her duties, performance bonus, compensation in equity and other social benefits usually granted to CEO’s in the high-tech industry, which shall be described further in this Policy. Such compensation, including performance targets and the maximum variable components of the CEO, shall be approved by the requisite organs in accordance with the Companies Law.

c)	Executives Subordinated to the CEO Not Acting as Directors (the “Subordinated Executives”) – The compensation of the Company’s Subordinated Executives shall include a base salary, reimbursement of expenses incurred by them in the performance of their duties, performance bonus, compensation in equity and other social benefits usually granted to Executives in the high-tech industry, which shall be further described in this Policy. Such compensation, including performance targets and the maximum variable components payable to each Executive, shall be presented and recommended by Company’s management and approved by the requisite organs in accordance with the Companies Law.

4.	General Considerations

While setting the compensation of each of the Executives, the Compensation Committee and the Board shall consider and refer to the following criteria, in accordance with the Companies Law:

a)	The Executive’s education, skills, expertise, professional experience and achievements;

b)	The Executive’s position, responsibilities and his or her previous compensation arrangements;

c)	Executive’s expected contributions to the future growth and profitability of the Company;

d)	The ratio between the Executive’s employment terms and the salary of other Company employees and contractors, in particular the ratio between the average salary and the median salary of such employees and the effect of differences between such on work relations in the Company (for purposes of this section “contractors” and “salary”- as defined in the Companies Law);

e)	If the employment terms include variable components – the possibility of reducing such variable components at the discretion of the Board and the possibility of setting a limit to the realizable value of variable components of equity which are non-cash disposed;

f)	The Executive’s compensation in view of comparable situated executives and based on comparable industry data (including data of peer companies )[5];

g)	If the employment terms include a severance arrangement – the Executive’s term of employment, the employment terms during the employment term, the Company’s performance during such term, the Executive’s contribution to achieve Company’s goals and/or for maximizing profits, and the circumstances of the Executive retirement.

Without derogating from the foregoing general criteria, the Compensation Committee and the Board may consider additional benchmark information, as shall be required and available from time to time.

5.	FIXed COMPENSATION

5.1.	BASE SALARY

a)	Directors – Non-Employee Directors, including External Directors and Independent Directors (the “Directors”), shall receive in cash annual ~~and participation based~~ compensation ~~and~~ of $17,000, payable quarterly and pro-rated to periods of less than a quarter. Directors shall also receive compensation per membership in Board Committees.

In addition, the Directors shall receive reimbursement of expenses incurred by them in performance of their duties (where the Company may issue them credit or debit cards to cover such expenses). All the aforesaid compensations as shall be determined and approved by the Compensation Committee, the Board and the General Meeting (if required).

Notwithstanding the above, the compensation of the Company’s External Directors, if elected, shall ~~not exceed the maximum amounts set~~ be in accordance with the Companies Regulations (Rules ~~on~~ Regarding the Compensation and Expenses of an External Director), 5760-2000, as amended by the Companies Regulations (Relief for Public Companies Traded in Stock Exchange Outside of Israel), 5760-2000, as such regulations may be amended from time to time (such regulations, the “Compensation Regulations”).

[5]	In order to set the fixed base salary and other compensation components range, compensations of similar job holders in relevant companies or reliable salary surveys will be reviewed on a case by case basis over time. Comparative studies will cover companies matching as many criteria as possible from the following list: (i) companies in the contactless cards business; (ii) publicly traded companies whose stock are traded on NASDAQ at a Market Cap/EBITDA/Revenue/Net Income/Free Cash Flow level similar to that of the Company; (iii) companies competing with the Company for managerial talent and for potential Executive in particular; companies with headcount similar to that of the Company.

b)	Chief Executive Officer – The CEO shall receive a base salary and reimbursement of expenses incurred in performance of his/her duties (where the Company may issue them credit or debit cards to cover such expenses), as shall be determined and approved by the Board and by any other requisite organs, in accordance with the Companies Law. The CEO’s base salary shall be designed to reward the CEO for the time and effort spent by him or her in the performance of his or her tasks and duties in the day-to-day management of the Company and shall be targeted to be competitive within the marketplace in which the Company competes. The base salary shall reflect the skills of the CEO such as education, expertise, professional experience and achievements, while taking into account his or her responsibilities and the requirements derived from the position. The CEO’s gross based annual salary shall not exceed NIS 1,800,000.

c)	Subordinated Executives – The Executives shall receive a base salary and reimbursement of expenses incurred in performance of their duties (where the Company may issue them credit or debit cards to cover such expenses), as shall be determined and approved by the Board. Executive’s base salary shall be designed to reward the Executive for the time and effort spent by him or her in the performance of his or her tasks and his day-to-day duties and shall be targeted to be competitive within the marketplace in which the Company competes. The base salary shall reflect the skills of the Executive, such as education, expertise, professional experience and achievements, while taking into account his or her responsibilities and the requirements derived from his or her position. The Executive’s gross based annual salary shall not exceed NIS 1,200,000.

d)	Without derogating the foregoing, the Compensation Committee and the Board shall be entitled at their own discretion to change the compensation of any of the Executives by up to 10% per annum of the previously approved compensation of said Executive (the “Non-Material Change”).

e)	Without derogating from the provisions of Section 5b above, as long as the Subordinated Executive’s gross based annual salary does not exceed NIS 1,200,000, a Non-Material Change to the compensation terms of the Subordinated Executives can be approved solely by the CEO and shall not require the Compensation Committee’s approval.

5.2.	A LUMP SUM SIGN UP BONUS

All Executives, excluding Non-Employee Directors, may be incentivized through lump sum sign up cash bonuses, designed to attract skilled and experienced executives in a competitive industry environment. The lump sum sign up bonus shall not exceed NIS 400,000 and shall not be calculated as part of the Executive’s fixed compensation.

5.3.	ADDITIONAL BENEFITS

Executives, excluding Non-Employee Directors, shall be entitled to any and all basic social benefits provided by the applicable Israeli Law, including, among others and without limitation, advance notice period for termination of employment, annual leave, sickness leave, pension and/or managers insurance, education fund, convalescence payments (“D’mei Avraha”) and severance payments.

In addition to these benefits, the Executives may be entitled at Company’s account to other industry standards benefits and insurances, such as all or any of the following benefits:

a)	Some social, incidental benefits (such as: pension and long term savings, life insurance, severance pay, vacation and sick leave) and prior termination notice are mandatory according to different local legislation, where some are provided according to market conventions and enable the Company to compete in the relevant labor market (such as education funds and company car in Israel) and others are meant to complement the base salary and compensate the Executives for expenses caused in connection with their job requirements (such as: travel expenses or allowances). To comply with the foregoing, the Company adopts the following compensation terms:

i.	The Company will provide all Executives with pension, long term disability and life insurance according to local practices and legislation and shall make such payments, contributions and deductions as required under applicable law and as customary for companies such as the Company. In Israel, the Company will provide all Executives educational fund as well.

ii.	The Company may subsidize Company cars for Executives (and may gross up taxes in connection therewith).

iii.	The Company will provide all Executives with mobile phones for their use and will bear all taxes related to the use of the phone according to local legislation.

iv.	The Company may cover any reasonable, direct costs associated with an Executive’s permanent move to a location decided by Company.

v.	Each Executive will be entitled to annual vacation according to prevailing Company procedures and policies, taking into consideration any relevant prior tenure and local legislation.

vi.	Each Executive will be entitled to sick leave according to Company procedures and any relevant local legislation.

vii.	Each Executive will be entitled to any additional benefits and perquisites according to Company procedures and any relevant local legislation.

viii.	Executives may be entitled to an unconditional advance notice period prior to Company termination of employer/employee relations (where Company may waive the actual work of Executives during the advance notice period) according to the following table:

Position	Months
CEO, CFO	Up to 6 months
VPs and other Executives	Up to 4 months

b)	All Executives, including Non-Employee Directors, shall be entitled to ~~coverage~~ be covered by a D&O insurance policy (the “Insurance Policy”) and to receive from the Company an exemption and indemnification letter reflecting maximum indemnification and exemption in accordance with applicable law, as shall be approved from time to time in accordance with the Companies Law. The Company shall be entitled to purchase a D&O insurance policy for the Executives currently in office and other Executives as may be elected and/or appointed from time to time, serving from time to time, including those who are controlling shareholders in the Company and their relatives (as such terms are defined in the Companies Law), with coverage of up to US$ 20 million ~~for a single claim and for~~, as may be increased or decreased from time to time by the ~~entire period of the insurance and an~~ shareholders. The maximum aggregate annual premium ~~of up to $250,000 with 15% increase per year and~~ with deductible ~~that shall~~ will be in market terms at the time the Insurance Policy is purchased and will not ~~exceed US$ 2,500,000 per claim~~ materially impact the Company. The Company shall be entitled to purchase Run Off coverage ~~for a period of up to seven (7) years. The total~~, provided that the premium ~~for the Run Off coverage for the entire period of the insurance shall not exceed 300% of~~ and the ~~last paid annual premium and~~ deductibles will be in market terms at the ~~deductible shall not exceed US$2,500,000 per claim~~ time the Insurance Policy is purchased and will not materially impact the Company. The Company may extend the insurance policy in place to include cover for liability pursuant to a public offering of securities, provided that the additional premium for such extension of liability coverage shall ~~not exceed 50% of the current annual premium~~ be in market terms at the time the Insurance Policy is extended and will not materially impact the Company.

All insurance policies that will be purchased as aforesaid may include Entity Cover for Securities Claims, insuring the Company itself for claims filed against the Company for the violation of laws regulating securities. This cover shall include priorities for payment of any insurance benefits according to which the rights of the Executives to receive indemnity from the insurers shall take precedence over the right of the Company itself.

The Company shall be entitled to purchase any of the above insurances, including extending existing insurance policies, with the same insurer or another insurer, in Israel or abroad, provided that the terms of engagement are in arm’s length and that such engagement is not expected to have a material effect on the Company’s profitability, assets or liabilities.

6.	VARIABLE COMPENSATION

6.1.	GENERAL

Executives, other than Non-Employee Directors, may be incentivized through cash bonuses, designed to reward the Executives for personal achievement, reflecting his or her contribution to achieve the Company’s goals.

All Executives, including Non-Employee Directors, may be additionally incentivized by a long-term equity-based incentive through the Company’s ~~Stock Option~~ incentive equity plan(s) (“Incentive Equity Plan”), designed to create a proximate interests of maximizing shareholder value, as reflected in the increase in the value of Company’s shares, and provide the Executives with a stake in the Company’s success, thus linking the Executives’ long-term financial interests with the interests of the Company’s shareholders and shareholders’ value.

Such incentives will be made through an annual program that defines performance targets based on the role and scope of each Executive. Actual payments are driven by the business and individual performance and achievement vis-à-vis the performance targets set at the beginning of the year, with upside potential tied to achieving superior performance.

In determining the said annual performance targets for Executives and the cash bonus and long-term equity-based incentives payable to each Executive as aforementioned, consideration should be given to promote the Company’s long-term goals and to ensure that, at least with respect to the CEO, a material portion of the variable components be determined based on measureable criteria. Additional portion of the variable components (and with respect to Subordinated Executives, up to the entire portion of the variable components) may be based on non-measureable criteria taking into account the Executives’ contribution to the Company.

While determining the Executives performance targets, the Company may take into consideration diverse parameters such as, without limitation, financial results, sales results, efficiency metrics, internal and external customer satisfaction, shareholders value, execution of projects, attainment of milestones, etc.

6.2.	ANNUAL PERFORMANCE BONUS

6.2.1.	Payment of the annual performance bonus (the “Bonus”) to Executives, other than Non-Employee Directors, shall be tied to long-term corporate performance, rather than short-term stock market performance, with the goal of eliminating abuses resulting from a short-term focus.

6.2.2.	Such Bonus shall be made in accordance with each Executive’s performance targets and based, among others, upon the following factors:

a)	The Company’s achievement of certain financial performance metrics, consisting of annual revenue targets, earnings before interest, taxes, depreciation and amortization target and free cash flow target, each based on the Company’s annual budget (to be approved by the Board);

b)	Achievement of the Executive defined Management by Objectives (“MBOs”) which will be determined by the CEO with respect to the Subordinated Executive and by the Compensation Committee and the Board with respect to the CEO; and

c)	Discretionary and based upon achievement of the Executive performance goals, which shall be determined by the CEO with respect to the Subordinated Executive and by the Compensation Committee and the Board with respect to the CEO, taking into account tangible and intangible performance factors as it deems appropriate, including the Executive’s relative contribution to the Company.

6.2.3.	In defining the Bonus the Company shall consider the weight and percentage of each of the factors for the calculation of the Bonus as prescribed in the following table.

Position	Financial Factors	Defined MBOs	Discretionary
CEO, CFO	80- 90%	0	10 to 20%[6]
VP of Sales	50- 85%	up to 50%	up to 10%
Other Executives	40- 70%	up to 40%	up to 15%

6.2.4.	Notwithstanding sections 6.2.1 through 6.2.3, the Company shall be entitled to determine, that the entire Bonus for a Subordinated Executives be discretionary, while taking into account the Subordinated Executives’ contributions to the Company, provided that the Bonus amount does not exceed 9 gross base monthly salaries of the said Subordinated Executive and subject to the variable compensation limitations specified in Section 7 below.

6.2.5.	Payment of the annual Bonus (if any) related to the financial factors will be made within 30 days after the publication of the financial statements for the year for which the Bonus is paid, unless the Executive’s employment is terminated prior to such date, in which case the Compensation Committee and the Board of Director may make appropriate adjustments, which may include payment at any time before the publication of the financial statements. Any such bonus may be paid in cash in a single lump sum or by equity compensation, or a combination of both.

6.2.6.	The Executives annual Bonus shall not exceed the following amounts:

a)	CEO - the aggregate amount equivalent to 12 gross base monthly salaries of the CEO.

b)	Other Executives – the aggregate amount equivalent to 6 gross base monthly salaries of the Executive.

6.3.	EQUITY BASED INCENTIVES

6.3.1.	Equity-based compensation may be granted to Executives, subject to the Company ~~Stock Option~~ Incentive Equity Plan, in accordance with an annual ~~equity~~ incentive equity plan, as may be in effect from time to time (collectively, the “Equity Incentive Plans”), in any form permitted under such plans, including ~~stock options. Such Equity~~ Incentive Equity. Such Incentive Equity Plans will be designed to allow non-required shareholders dilution on the one hand, yet to provide a long-term retention tool and spreading the risk for gain, on the other hand.

[6]	Subject to Section 7 below.

All equity-based incentives granted to Executives who are not Directors shall be subject to vesting over a vesting period of three (3) years in order to promote long-term retention of the awarded Executives, with full acceleration upon a change of control event (referred to as a “Transaction” in the Incentive Equity Plan). Unless otherwise determined in a specific ~~stock options~~ incentive equity award agreement and unless accelerated upon a change of control event, ~~options~~ equity award grants to Executives shall vest ~~gradually~~ linearly over a period of three (3) years, vesting in portions of 1/3 of the total number of ~~options~~ securities underlying an equity award each year, ~~quarter or~~ in portions of 1/12 if vesting on a quarterly basis or adjusted to any other period as shall be determined by the Board. Unless otherwise determined in a specific ~~stock options~~ incentive equity award agreement, the exercise price of the equity-based compensation, in case of stock options, shall be calculated according to the average closing price of the Company’s Ordinary Shares ~~on Nasdaq~~ during the last 30 days prior to the date of grant (the “PPS”) and in case of Restricted Shares (“RS”) shall be the par value thereof.

The Equity-based compensation granted to an Executive in a given 12 month period shall not exceed at the date of the grant, the aggregate amount of ~~sixty seven~~ one-hundred and fifty percent (~~67%)(two-thirds)~~150%) of the cost of the Executive’s annual salary, including benefits, calculated, in case of stock option, by the Black & Scholes model as the 0.33 (third) (on a vesting period of 3 years) of the grant, as the case may be, that is vested during the given year and in case of RS shall equal to the PPS on the day of the grant.

6.3.2.	Each Director shall receive an annual equity grant of RS reflecting a value of up to $24,000 (the “Annual Grant”). The Annual Grant shall vest upon the earlier to occur of: (i) the first anniversary of the date of grant; (ii) immediately prior to the consummation of a Transaction. In addition, immediately prior to the termination or expiration of the director’s office, other than in the event of Transaction, restricted shares that equal to the number of unvested restricted shares then outstanding multiplied by the number of whole months since the date of grant divided by 12 shall vest and the remaining restricted shares shall be forfeited or repurchased by the Company for no consideration.

In addition, the Directors, other than the External Directors, if elected, shall receive annual position-based compensation, on an annual basis, according to the following table, payable in RS (the “Membership Grant”):

Board Chair	Member of a Board Committee	Additional Payment to Chair of a Board Committee
$16,000	$4,000	$2,000

The value of the RS shall be calculated as of the date of grant. The Membership Grant shall vest every six months in two equal installments as long as the grantees is serving as a director, subject to full acceleration immediately prior to the consummation of a Transaction, and partial vesting, pro-rated to periods of less than six months.

In connection with the Cash Compensation per Section 5,1 above, and provided that no more than 5 days have passed since the date when the director may purchase securities of the Company under the Company’s Insider Trading Policy as in effect from time to time, the director may convert the right to receive $10,000 out of the cash compensation into RS, under the following terms:

Number of restricted shares shall equal to $12,000 divided by the higher of (i) PPS on the first date when the director may purchase securities of the Company under the Company’s Insider Trading Policy as in effect from time to time; and (ii) the PPS on the date the director notified the Company of the election to convert into RS. The RS will vest every six months in two equal installments, commencing vesting on the date of the entitlement to cash compensation.

In addition, External Directors that qualify as financial or other experts will be entitled to an additional grant of RS, on an annual basis, as follows:

Financial Director – a grant that is worth $12,000

Other expert – a grant that is worth $10,000

The compensation to external directors is subject to the Israeli Companies Law and the applicable compensation regulations and shall be paid every six months, pro-rated for periods of less than six months subject to immediate vesting in the case of a Transaction.

General comment regarding grant of RS to Directors – all grants are made in accordance with, and subject to, the Incentive Option Plan and all applicable grant agreements.

7.	RATIO BETWEEN FIXed COMPENSATION AND VARIABLE COMPENSATION

Unless otherwise determined in a specific Executive employment agreement (to be approved by the Board), the maximum value of the variable compensation components shall be up to ~~100~~ 200% of each Executive’s total fixed compensation package on an annual basis.

The total variable compensation, for each Executive, in one calendar year (not including the lump sum sign up bonus in section 5.~~1~~ 2, but including the annual bonus in section 6.2) and any other compensation that is deemed as variable compensation, shall not exceed the above mentioned limitation in this section 7. Moreover, the total discretionary compensation of the CEO in one calendar year (not including the lump sum sign up bonus in section 5.~~1~~ 2, but including and the discretionary component of the annual bonus in section 6.2) and any other compensation that is deemed to be discretionary compensation, shall not exceed the aggregate amount equivalent to 3 gross base monthly salaries of the CEO.

8.	Recoupment Policy

The Company may seek reimbursement of all or a portion of any compensation paid to an Executive on the basis of financial data included in Company’s financial statements in any fiscal year that are found to be inaccurate and are subsequently restated.

In any such event, Company will seek reimbursement from the Executives to the extent such Executives would not have been entitled to all or a portion of such compensation, based on the financial data included in the restated financial statements.

The Compensation Committee will be responsible for approving the amounts to be recouped and for setting terms for such recoupment from time to time.

9.	exchange rates

Monetary amounts in this Policy that are quoted in NIS, ~~yet~~ are subject to the applicable currency exchange rates.

10.	Review, Recommendation and Approval of the Policy

This Policy was formulated by the Compensation Committee that approved it on August ~~5, 2019~~3, 2021 and October [__], 2021 and recommended the Board to approve it. On ~~August 6, 2019~~ October [__], 2021 the Board approved this Policy and recommended the General Meeting to approve it. This Policy is submitted for approval by the General Meeting of the Company in an ~~Extraordinary~~ Annual General Meeting that is expected to be held in ~~September, 2019~~ December, 2021.

The Compensation Committee shall review and evaluate this Policy from time to time, monitor its implementation, and recommend to the Board and the General Meeting to make any amendment or restatement to the Policy as it deems necessary from time to time.

The term of this Policy shall be 36 months as of the date of its adoption. Following such term (or before), this Policy will be examined by the Compensation Committee and will brought to the Board and General Meeting for approval.

Last Updated: ~~August 5, 2019.~~ October [●], 2021.

Exhibit B – Directors Compensation Plan

In lieu of the existing directors’ compensation the following shall apply with respect to directors who are not otherwise employees of the Company. The scheme herein will become effective as of January 1, 2022 (the “Effective Date”):

1.  Cash compensation:

Each director shall be entitled to an annual payment in cash of $17,000, payable quarterly, pro-rated to periods of less than a quarter.

2.  Annual Equity Grant – per Director

Each director shall be entitled to a grant of restricted shares of OTI as follows:

The number of shares subject to restriction: 24,000 divided by the PPS (calculated the same manner as it is calculated for employees, i.e., average closing price of the Company’s ordinary shares during the last 30 days prior to the date of grant, “PPS”) on the date of grant (“Date of Grant”).

Terms relating to Grants of Equity – per Director:

Vesting: The earlier of (i) the first anniversary of the Date of Grant; (ii) immediately prior to the consummation of a Transaction (as such term is defined in the Company’s 2021 Incentive Equity Plan, the “Plan”).

Pro rata vesting: Immediately prior to the termination or expiration of the director’s office, other than in the event of Transaction, restricted shares that equal to the number of unvested restricted shares then outstanding multiplied by the number of whole months since the Date of Grant divided by 12 shall vest and the remaining restricted shares shall be forfeited or repurchased by the Company for no consideration.

3.  Equity Grants – per Participation

Each director (other than external) shall be entitled to the following additional compensation, payable in restricted stock equal to the amount below divided by the PPS on the Date of Grant, on an annual basis:

Chairman of the Board: $16,000

Each committee membership: $4,000

Each committee chairman: additional $2,000

Terms relating to Grants of Equity – per Director:

Vesting: every six months as long as serving as a director, subject to full acceleration immediately prior to the consummation of a Transaction, and partial vesting, pro-rated to periods of less than six months.

B-1

4.  Conversion of $10,000 of the cash compensation:

After the date of entitlement to cash compensation, and provided that no more than 5 days have passed since the date when the director may purchase securities of the Company under the Company’s Insider Trading Policy as in effect from time to time, the director may convert the right to receive $10,000 out of the cash compensation into restricted stock of the Company, under the following terms:

Number of restricted shares: $12,000 divided by the higher of (i) PPS on the first date when the director may purchase securities of the Company under the Company’s Insider Trading Policy as in effect from time to time; and (ii) the closing price of the Company on the OTC (or any other market where it is traded) on the date the director notified the Company of the election to convert into restricted shares.

Vesting: Quarterly, in four installments, commencing vesting on the date of the entitlement to cash compensation.

General comment regarding grant of restricted shares – all grants are made in accordance with, and subject to, the Plan and all applicable grant agreements.

External directors shall be entitled to 1 and 2 above. In addition, external directors that qualify as financial or other experts will be entitled to an additional equity grant, on an annual basis, under the same terms set forth in 2 above, as follows:

Financial Director: 12,000 divided by the PPS

Other expert: 10,000 divided by the PPS

The compensation to external directors is subject to the Israeli Companies Law and the applicable compensation regulations and shall be paid every six months, pro-rated for periods of less than six months.

B-2

EXHIBIT C – AMENDED AND RESTATED ARTICLES OF ASSOCIATION, AS AMENDED ON DECEMBER [●], 2021 – MARKED CHANGES

Amended and Restated

Articles of Association of

On Track Innovations Ltd.

A Company Limited by Shares

Under the Companies Law, 5759-1999

1.	General

1.1	Name of Company.

The name of the Company is On Track Innovations Ltd.

1.2	Goals of the Company.

The goal of the Company is to engage in any lawful business.

1.3	Interpretation

1.3.1	Any statement in the singular shall also include the plural and vice versa; any statement in the masculine shall also include the feminine and vice versa.

1.3.2	Except insofar as these Articles include special definitions of certain terms, any word and expression in these Articles shall have the meaning attributed thereto in the Companies Law, 5759-1999 (the “Companies Law”) unless this contradicts the written matter or the content thereof.

1.3.3	To prevent doubt it is clarified that regarding matters regulated in the Companies Law in such manner that the arrangements in these matters may be conditioned in the Articles, and in cases in which these Articles do not include different provisions from those in the Companies Law, the provisions of the Companies Law shall apply.

1.3.4	For the avoidance of doubt, the provisions of the Articles of Association of the Company as detailed below are in any event subject to the provisions of the Companies Law, the Securities Law, 5728-1968 (the “Securities Law”) and any other applicable law.

1.4	Limited Liability.

The liability of the shareholders for the Company’s debts shall be limited to the full amount (nominal value with the addition of premium) required to be paid to the Company for the shares and which has not yet been paid.

1.5	Donations.

The Company is entitled to donate a reasonable sum of money for a fit purpose. The Board of Directors of the Company is entitled to determine, at its discretion, rules for the making of donations by the Company.

2.	Shares and Share Capital

2.1	Share Capital and Rights Attached to Shares

2.1.1	The registered capital of the Company is NIS ~~10,000,000~~ 12,000,000, divided into ~~100,000,000~~ 120,000,000 ordinary shares with a nominal value of NIS 0.1 each.

2.1.2	The ordinary shares shall entitle their owners to –

2.1.2.1	An equal right to participate in and vote at the General Meetings of the Company, whether Annual Meetings or Extraordinary Meetings. Each of the shares in the Company shall entitle its owner present at the meeting and participating in the vote in person, by proxy, or by means of a voting deed, to one vote;

2.1.2.2	An equal right to participate in the distribution of dividends, whether in cash or assets, benefit shares, or any other distribution, according to the proportionate nominal value of the shares held thereby;

2.1.2.3	An equal right to participate in the distribution of the surplus assets of the Company in the event of its liquidation in accordance with the proportionate nominal value of the shares held thereby.

2.1.3	The Board of Directors is entitled to issue shares and other convertible securities or securities that may be realized as shares up to the limit of the Company’s registered capital. For the purpose of calculating the limit of the registered capital, convertible securities or securities that may be realized as shares shall be considered to have been converted or realized as of their date of issue.

2.2	Share Certificates

2.2.1	The owner of a share registered in the registry of shareholders is entitled to receive from the Company, without payment and within a period of three months following the allocation or the registration of transfer, one share certificate stamped with the Company’s stamp regarding all the shares registered in his name, which certificate shall detail the number of shares. In the event of a jointly owned share, the Company shall issue one share certificate for all the joint owners of the share, and the delivery of such a certificate to one of the partners shall be considered delivery to them all.

Each share certificate shall bear the signature of at least one Director, together with the Company stamp or its printed name.

2.2.2	A share certificate that has been defaced, destroyed, or lost may be renewed on the basis of such proof and guarantees as shall be required by the Company from time to time.

2.2.3	Subject to the Companies Law, shares of the Company may be either certificated or uncertificated.

2.3	Reliefs relating to Shares that Have Not Been Fully Paid

2.3.1	If any or all of the remuneration the shareholder undertook to pay the Company in return for his shares has not been paid by such date and on such conditions as established in the conditions for the allocation of his shares and/or in the payment request as stated in Article 2.3.2 below, the Company is entitled, by way of a decision of the Board of Directors, to forfeit the shares whose remuneration has not been fully paid. The forfeiture of shares shall take place provided that the Company has sent the shareholder written warning of its intention to forfeit the shares after at least 7 days from the date of receipt of the warning, insofar as payment shall not be made during the period determined in the letter of warning.

The Board of Directors is entitled, at any time prior to the date on which the forfeited share is sold, reallocated, or otherwise transferred, to nullify the forfeiture on such conditions as it shall see fit.

2.3.2	If, in accordance with the conditions of allocation of the shares, there is no fixed date for the payment of any part of the price to be paid on account thereof, the Board of Directors is entitled, from time to time, to present payment requests to the shareholders on account of monies not yet removed for the shares they hold, and each shareholder shall be obliged to pay the Company the amount requested on the date determined as stated, provided that he shall receive prior notice of 14 days of the date and place of payment (a “Payment Request”). The notification shall specify that non-payment by or before the determined date and in the specified place may lead to the forfeiture of the shares regarding which payment is requested. A Payment Request may be nullified or postponed to another date, all as shall be decided by the Board of Directors.

2.3.3	Unless otherwise determined in the conditions of allocations of the shares, a shareholder shall not be entitled to receive a dividend or to exercise any right as a shareholder on account of shares that have not yet been fully paid.

2.3.4	Persons who are the joint owners of a share shall be liable jointly and severally for payment of the amounts due to the Company on account of the share.

2.3.5	The content of this section shall not derogate from any other relief of the Company vis-à-vis a shareholder who fails to pay his debt to the Company on account of his shares.

2.4	Transfer of Shares

2.4.1	The Company’s shares are transferable.

2.4.2	The transfer of shares must be made in writing, and it shall be recorded in the registry of shareholders only if –

2.4.2.1	A proper certificate for the transfer of shares, together with the certificates of the share intended for transfer, if such were issued, are delivered to the Company at its registered office. The certificate of transfer shall be drafted in such form approved by the Board of Directors and signed by the transferor and by a witness confirming the signature of the transferor. In the event of the transfer of shares that are not fully paid as of the date of transfer, the certificate of transfer shall also be signed by the recipient of the share and by a witness testifying to the signature of the recipient; or

2.4.2.2	A court order for the amendment of the registration shall be delivered to the Company; or

2.4.2.3	It shall be proved to the Company that lawful conditions pertain for the transfer of the right to the share.

2.4.3	The transfer of shares that have not been fully paid requires the authorization of the Board of Directors, which is entitled to refuse to grant its authorization at its absolute discretion and without stating grounds therefore.

2.4.4	The recipient of the transfer shall be considered the shareholder regarding the transferred shares from the moment of the registration of his name in the registry of shareholders.

2.5	Changes in Capital

2.5.1	The General Meeting is entitled to increase the Company’s registered share capital by creating new shares of an existing class or a new class, all as shall be determined in the decision of the General Meeting.

2.5.2	Subject to the provisions of the Companies Law, the General Meeting is entitled to decrease the Company’s registered share capital or nullify registered share capital that has not yet been allocated (provided that there is no commitment, including a conditioned commitment, by the Company to allocate the shares).

2.5.3	The General Meeting shall be entitled, subject to the provisions of any law:

2.5.3.1	To unify and redivide its share capital, or any part thereof, into shares of a nominal value greater than the nominal value of the existing shares.

2.5.3.2	To divide, by way of the redivision of any or all of the existing shares, its share capital into shares of a nominal value smaller than the nominal value of the existing shares.

2.5.3.3	To reduce its share capital and any reserved fund for the repayment of capital in such manner and on such conditions and with the receipt of such authorization as shall be required by the Companies Law.

2.6	Changes in the Rights of Share Classes

2.6.1	Unless otherwise stated in the conditions of issue of the shares, and subject to the provisions of any law, the rights of any share class may be changed following a decision of the Company’s Board of Directors, and with the authorization of the General Meeting of shareholders of that class. The provisions of the Company’s Articles of Association regarding General Meetings shall apply, mutatis mutandis, to a class meeting of class shareholders.

2.6.2	The rights granted to the holders of shares of a specific class issued with special rights shall not be considered to have been changed by virtue of the creation or issue of additional shares of equal grade, unless otherwise conditioned in the conditions of issue of the said shares.

2.7	Redeemable Securities

The Company is entitled, subject to any law, to issue redeemable securities on such conditions as shall be determined by the Board of Directors, provided that the General Meeting shall approve the recommendation of the Board of Directors and the conditions established thereby.

3.	General Meetings

3.1	Authorities of General Meeting

3.1.1	Company decisions on the following matters shall be taken at the General Meeting –

3.1.1.1	Changes to the Articles;

3.1.1.2	Exercising vital authorities of the Board of Directors in the event that the Board of Directors is unable to perform its function;

3.1.1.3	Appointment of the auditing accountant of the Company and the cessation of employment thereof;

3.1.1.4	Appointment of Directors, including External Directors;

3.1.1.5	Authorization of actions and transactions requiring the authorization of the General Meeting in accordance with the provisions of the Companies Law and any other law;

3.1.1.6	Increasing and decreasing the registered share capital;

3.1.1.7	Merger as defined in the Companies Law.

3.1.2	Subject to the provisions of the law, the General Meeting is entitled to assume authorities granted to another organ in the Company, including the Board of Directors, for a particular matter or for a given period of time required under the circumstances.

If the General Meeting has assumed authorities granted to the Board of Directors in accordance with the Companies Law, the shareholders shall bear the same rights, obligations, and liability as apply to the Board of Directors regarding the exercising of those same authorities, as detailed in section 50 of the Companies Law, as this shall be amended from time to time.

3.2	Convening of General Meetings

3.2.1	General meetings shall be convened at least once a year at such a venue and on such a date as shall be determined by the Board of Directors, and subject to the provisions of the law, but not later than 15 months after the previous General Meeting. These General Meetings shall be called “Annual Meetings.” The remaining meetings of the Company shall be called “Extraordinary Meetings.”

3.2.2	The agenda at the Annual Meeting shall include discussion of the report of the Board of Directors and financial statements as required by law. The Annual Meeting shall appoint an auditing accountant; shall appoint the Directors to the extent required in accordance with these Articles; and shall discuss all other matters to be discussed at the Annual Meeting of the Company in accordance with these Articles or in accordance with the Companies Law, as well as any other matter as shall be determined by the Board of Directors.

3.2.3	The Board of Directors is entitled to convene an Extraordinary Meeting in accordance with its decision, and must convene a General Meeting if a written request is received from any of the following (a “Request to Convene”):

3.2.3.1	Two Directors or one-fourth of the incumbent Directors;

3.2.3.2	One or more shareholders holding at least five percent of the issued capital and at least one percent of the voting rights in the Company; or

3.2.3.3	One or more shareholders holding at least five percent of the voting rights in the Company.

3.2.4	Any Request to Convene must specify the goals for whose purpose the meeting is to be convened, and shall be signed by those requesting the convening and delivered at the Company’s registered office. The request may consist of a number of documents of identical format, each signed by one or more individuals making the request.

3.2.5	A Board of Directors required to convene an Extraordinary Meeting shall proceed to convene such meeting within twenty-one days from the date on which the Request to Convene was submitted thereto, for a date determined in an invitation in accordance with Article 3.2.6 below and subject to any law.

3.2.6	Notification of the members of the Company regarding the convening of a General Meeting shall be published or delivered to all the shareholders registered in the registry of shareholders in the Company in accordance with the requirements of the law. The notification shall include the agenda, the proposed decisions, and arrangements regarding voting in writing.

3.3	Discussion at General Meetings

3.3.1	The discussion at the General Meeting shall be opened only if a legal quorum is present at the time the discussion begins. A legal quorum is the presence of at least two shareholders holding at least one-third of the voting rights (including presence by means of proxy or through a voting deed) within half an hour from the time specified for the opening of the meeting.

3.3.2	If, at the end of half an hour from the time specified for the opening of the meeting, no legal quorum is present, the meeting shall be postponed by one week, to the same day, the same hour, and the same venue, or to a later date, if specified in the invitation to the meeting or in the notification of the meeting (the “Postponed Meeting”). Notification of a Postponed Meeting shall be made as stated in Article 3.2.6, mutatis mutandis, provided that notification and invitation regarding a Postponed Meeting postponed for a period of not more than 21 days shall be made not later than seventy-two hours prior to the Postponed Meeting.

3.3.3	The legal quorum for commencing a Postponed Meeting shall be the presence of any two shareholders (including presence by means of proxy or through a voting deed).

3.3.4	The chairperson of the Board of Directors shall serve as the chairperson of the General Meeting. If the chairperson of the Board of Directors is absent from the meeting after 15 minutes from the time specified for the meeting, or if he refuses to serve as the chairperson of the meeting, the chairperson shall be elected by the General Meeting.

3.3.5	A General Meeting with a legal quorum is entitled to decide on the postponement of the meeting to another date and to such venue as shall be determined and, in this case, notifications and invitations to the Postponed Meeting shall be made as stated in Article 3.3.2 above.

3.4	Voting at a General Meeting

3.4.1	A shareholder in the Company shall be entitled to vote at General Meetings in person or by means of a proxy or a voting deed.

Shareholders entitled to participate in and vote at the General Meeting are the shareholders as of such date as shall be determined by the Board of Directors in the decision to convene the General Meeting, and subject to any law.

3.4.2	In any vote, each shareholder shall have a number of votes equivalent to the number of shares in their possession entitling the holder to a vote.

3.4.3	A decision at the General Meeting shall be taken by an ordinary majority unless another majority is determined in the Companies Law or in these Articles.

3.4.4	The declaration by the chairperson of the meeting that a decision has been adopted unanimously or by a given majority, or rejected or not adopted by a given majority, shall constitute prima facie evidence of the content thereof.

3.4.5	If the votes at the meeting are equally divided, the chairperson of the meeting shall not have an additional or casting opinion and the decision presented for voting shall be rejected.

3.4.6	To the extent required by the Companies Law or otherwise resolved by the Board of Directors in its decision to convene the General Meeting, shareholders in the Company shall be entitled to vote on certain matters on the agenda of a General Meeting (including class meetings) by means of a voting deed.

3.4.7	In order to be considered tantamount to presence at the meeting, including for the matter of the presence of the legal quorum, a voting deed, stating the manner of voting as set forth in the Companies Law, must be delivered to the Company by such date prescribed by the Board of Directors, or, if no such date has been prescribed, up to 72 hours prior to the time of commencement of the meeting.

3.4.8	Appointment of a proxy shall be in writing, signed by the appointer (“Power of Attorney”). A corporation shall vote by means of its representatives, who shall be appointed in a document signed properly by the corporation (“Letter of Appointment.”)

3.4.9	A vote in accordance with the conditions of a Power of Attorney shall be lawful even if the appointer dies before the voting, or becomes legally incompetent, is liquidated, becomes bankrupt, nullifies the Letter of Appointment, or transfers the share regarding which it was given, unless written notification is received at the Company’s office prior to the meeting that the shareholder has died, become legally incompetent, been liquidated, become bankrupt, or has nullified the Letter of Appointment or transferred the shares as stated. Unless a longer period of validity is specified within, no Power of Attorney shall be valid following the elapse of 12 months from its execution.

3.4.10	The Letter of Appointment and the Power of Attorney, or a copy authorized by an attorney, shall be deposited at the Company’s registered offices at least 72 hours prior to the time determined for the meeting or for the Postponed Meeting at which the person mentioned in the document intends to vote in accordance therewith.

3.4.11	A shareholder in the Company shall be entitled to vote at the Company’s meetings by means of several proxies appointed thereby, provided that each proxy shall be appointed on account of different sections of the shares held by the said shareholder. There shall be no impediment to each proxy as stated voting in a different manner in the Company’s meetings.

3.4.12	If a shareholder is legally incompetent, he is entitled to vote by means of his trustees, the recipient of his assets, his natural guardian or other legal guardian, and these are entitled to vote in person or by proxy or a voting deed.

3.4.13	When two or more persons are the joint owners of a share, in a vote on any matter the vote of the person whose name is registered first in the registry of shareholders as the owner of that share shall be accepted, whether in person or by proxy, and he is entitled to deliver voting deeds to the Company.

4.	The Board of Directors

4.1	Authorities of the Board of Directors

The Board of Directors shall set the Company’s policy, supervise the execution of the functions and actions of the General Manager, and, within this, shall act and shall enjoy all the authorities detailed in section 92 of the Companies Law. In addition, any authority not granted in the Companies Law or in these Articles to another organ may be exercised by the Board of Directors, in addition to the authorities and functions of the Board of Directors in accordance with the content of any law.

4.2	Appointment of Board of Directors and Cessation of Office Thereof

4.2.1	The number of Directors in the Company shall be determined from time to time by the Annual Meeting, provided that this shall not be fewer than 5 and not more than 10 Directors, including External Directors. The number of External Directors in the Company shall not be less than the number determined in the Companies Law.

4.2.2	Other than External Directors (who shall be elected and serve in office in strict accordance with the provisions of the Companies Law), the Directors in the Company shall be elected at a ~~General~~ the Annual Meeting and shall serve in their office until the next ~~General~~ Annual Meeting ~~following three years from their election~~, or until they cease to serve in their office in accordance with the provisions of the Articles or any law, whichever is the earlier.

4.2.3	In addition to the content of Article 4.2.2 above, the Board of Directors is entitled to appoint a Director in place of a Director, other than an External Director, whose position has become vacant, or appoint new additions to the Board of Directors up to the maximum number of Directors set forth in Article 4.2.1 above. The appointment of a Director by the Board of Directors shall remain valid through the next ~~General~~ Annual Meeting ~~at which Directors are being appointed~~ or until the Director shall cease to serve in their office in accordance with the provisions of these Articles or of any law, whichever is the earlier.

4.2.4	A Director whose period of office has expired may be reelected; an External Director may be reelected for additional periods of office in strict accordance with the provisions of the Companies Law.

4.2.5	The office of a Director shall commence on the date of appointment or on a later date if so determined in the decision of appointment.

4.2.6	The Board of Directors shall elect one of its members as the chairperson of the Board of Directors. The elected chairperson shall run the meetings of the Board of Directors and shall sign the minutes of the discussion. If no chairperson is elected, or if the chairperson of the Board of Directors is not present after 15 minutes from the time set for the meeting, the Directors present shall choose one of their number to serve as the chairperson at that meeting, and the chosen member shall run the meeting and sign the minutes of the discussion.

4.2.7	The chairperson of the Board of Directors shall not be the General Manager of the Company or a relative thereof unless the conditions stipulated in section 121(C) of the Companies Law apply.

4.2.8	The General Meeting is entitled to remove any Director (other than an External Director) from their office prior to the end of the period of their office, whether the Director was appointed thereby in accordance with Article 4.2.2 above or was appointed by the Board of Directors in accordance with Article 4.2.3 above, provided that the Director shall be given a reasonable opportunity to state their case before the General Meeting.

4.2.9	Any Director is entitled, with the agreement of the Board of Directors and subject to the provisions of the Companies Law, to appoint a substitute for themselves (a “Substitute Director”), provided that a person who is not competent shall not be appointed to serve as a Substitute Director, nor a person who has been appointed as a Substitute Director for another Director and/or a person who is already serving as a Director in the Company, and further provided that a Substitute Director must posses the same qualifications as required of the appointing Director.

The appointment or cessation of office of a Substitute Director shall be made in a written document signed by the Director who appointed him; in any case, however, the office of a Substitute Director shall be terminated if one of the cases stipulated in the paragraphs in Article 4.2.10 below shall apply, or if the office of the member of the Board of Directors for whom he serves as a substitute shall become vacant for any reason.

A Substitute Director is considered tantamount to a Director and all the legal provisions and the provisions of these Articles shall apply, with the exception of the provisions regarding the appointment and/or dismissal of a Director as established in these Articles.

4.2.10	The office of a Director shall become vacant prior to expiration of his period of office in any of the following cases:

4.2.10.1	He resigns from his office by means of a letter signed in his hand, submitted to the Company and detailing the reasons for his resignation;

4.2.10.2	He is removed from his office by the General Meeting;

4.2.10.3	He is convicted of an offense as stated in section 232 of the Companies Law;

4.2.10.4	In accordance with the decision of the administrative enforcement committee, as stated in section 232A of the Companies Law;

4.2.10.5	In accordance with a court decision as stated in section 233 of the Companies Law;

4.2.10.6	He is declared legally incompetent;

4.2.10.7	He is declared bankrupt and, if the Director is a corporation – it opted for voluntary liquidation or a liquidation order was issued against it.

4.2.11	In the event that the position of a Director becomes vacant, the remaining Directors shall be entitled to continue to act, provided the number of Directors remaining shall not be less than the minimum number of Directors as stated above. If the number of Directors falls below the above-mentioned minimum number, the remaining Directors shall be entitled to act solely in order to fill the place of the Director that has become vacant as stated in Article 4.2.3 above, or in order to convene a General Meeting of the Company, and pending the convening of the General Meeting of the Company as stated they may act to manage the Company’s affairs solely in matters that cannot be delayed.

4.2.12	The conditions of office of the members of the Board of Directors shall be authorized in accordance with the provisions of the Companies Law.

4.3	Meetings of the Board of Directors

4.3.1	The Board of Directors shall convene for a meeting in accordance with the needs of the Company, and at least once every three months.

4.3.2	The chairperson of the Board of Directors is entitled to convene the Board at any time. In addition, the Board of Directors shall hold a meeting on such subject as shall be specified in the following cases:

4.3.2.1	In accordance with the request of one Director;

4.3.2.2	If a notification or report by the General Manager require an action on the part of the Board of Directors;

4.3.2.3	If the auditing accountant has informed the chairperson of the Board of Directors – or, in the event that no chairperson was appointed for the Board of Directors, has informed the Board of Directors – of substantial defects in the accounting control of the Company.

4.3.3	Notification of the meeting of the Board of Directors shall be delivered to all members of the Board a reasonable period of time (taking into account the circumstances and urgency of the matter) prior to the date of convening of the Board. Notification shall be delivered to the address of the Director as forwarded to the Company in advance, and shall stipulate the time of the meeting and the venue at which it shall convene, as well as reasonable detail of all subjects on the agenda.

Notwithstanding the above, the Board of Directors is entitled to convene a meeting without notification, in urgent matters, with the consent of the majority of the Directors.

4.3.4	The agenda of the meetings of the Board of Directors shall be determined by the chairperson of the Board, or if no chairperson has been appointed the Directors convening the meeting, and shall include: Subjects determined by the chairperson of the Board; subjects deriving from the report of the General Manager and/or the auditing accountant; or any subject a Director or the General Manager have requested to be included on the agenda a reasonable period of time prior to the convening of the meeting of the Board.

4.3.5	The legal quorum for the commencement of a meeting of the Board of Directors shall be at least a majority of number of Directors in office at the time of the meeting. If, within half an hour from the time set for the commencement of the meeting, no quorum is present, the meeting shall be postponed to another date as decided by the chairperson of the Board, or, in his absence, by the Directors present at the convened meeting, provided that reasonable prior notification be given to all Directors regarding the date of the Postponed Meeting. The legal quorum for the opening of a Postponed Meeting shall be any two Directors.

4.3.6	The Board of Directors is entitled to hold meetings by use of any means of communication, providing that all the participating Directors can hear each other simultaneously.

4.3.7	The Board of Directors is entitled to take decisions without actually convening, provided that all the Directors entitled to participate in the discussion and to vote on the subject brought for decision agree thereto. If decisions are made as stated in this section, the chairperson of the Board of Directors shall record minutes of the decisions stating the manner of voting of each Director on the subjects brought for decision, as well as the fact that all the Directors agreed to take the decision without convening.

4.4	Voting on the Board of Directors

4.4.1	Each Director shall have one vote when voting on the Board of Directors.

4.4.2	Decisions of the Board of Directors shall be taken by a majority vote. The chairperson of the Board of Directors shall not have any additional or casting opinion, and in the event of a tie vote, the decision brought for voting shall be rejected.

5.	Committees of the Board of Directors

5.1	The Board of Directors is entitled to establish committees and to appoint members thereto (“Board’ Committee”). If Board’ Committees are established, the Board of Directors shall determine, in the conditions of empowerment thereof, whether specific authorities of the Board of Directors shall be delegated to the Board’ Committees, in such manner that the decision of the Board’ Committee shall be considered tantamount to a decision of the Board of Directors, or whether the decision of the Board’ Committee shall merely constitute a recommendation, subject to the authorization of the Board of Directors; provided that authorities to make decisions in the matters stated in Article 112 of the Companies Law shall not be delegated to a committee.

5.2	A person who is not a Director shall not serve in a Board’ Committee to which the Board of Directors has delegated authorities. Persons who are not members of the Board of Directors may serve in a Board’ Committee whose function is merely to advise or submit recommendations to the Board of Directors.

5.3	The provisions included in these Articles relating to the meetings of the Board of Directors and voting therein shall apply, mutatis mutandis and subject to the decisions of the Board of Directors regarding the procedures for the meetings (if any) of any Board’ Committee comprising two or more members.

6.	General Manager

6.1	The Board of Directors of the Company shall appoint one or more General Managers. The General Manager shall be responsible for the routine management of the Company’s affairs within the framework of the policy set by the Board of Directors and subject to its guidelines.

7.	Exemption, Insurance, and Indemnification

7.1	Exemption

Subject to the provisions of the Companies Law and the Securities Law, the Company hereby releases, in advance, its Office Holders from liability to the Company for damage that arises from the breach of the Office Holder’s duty of care to the Company.

7.2	Insurance

Subject to the provisions of the Companies Law and the Securities Law, the Company may enter into a contract for the insurance of the liability, in whole or in part, of an Office Holder, with respect to an obligation imposed on such Office Holder due to an act performed by him in his capacity as such, arising from any of the following:

7.2.1	a breach of duty of care to the Company or to any other person;

7.2.2	a breach of the duty of loyalty to the Company provided that the Office Holder acted in good faith and had reasonable grounds to assume that the act would not harm the interests of the Company;

7.2.3	a financial liability imposed on such Office Holder in favor of any other person, including in favor of an injured party as set forth in section 52LIV(a)(1)(a) of the Securities Law, as well as expenses, including reasonable litigation expenses and attorney’s fees, expended by an Office Holder or which were imposed on an Office Holder by a court in proceedings filed against the Office Holder under Chapters VIII’3, VIII’4 or IX’1 of the Securities Law; and

7.2.4	any other incident for which it is or shall be permitted to insure the liability of an officer.

7.3	Indemnification

Subject to the provisions of the Companies Law and the Securities Law, the Company may undertake in advance to indemnify, or may indemnify retroactively, an Office Holder of the Company with respect to any of the following liabilities or expenses that arise from an act performed by the Office Holder by virtue of being an Office Holder of the Company:

7.3.1	a financial liability imposed on an Office Holder in favor of another person by any judgment, including a judgment given as a result of a settlement or an arbitrator’s award which has been confirmed by a court, provided however that an undertaking to indemnify the Office Holder for such liabilities shall be restricted to those events that the Board may deem foreseeable in light of the Company’s actual activities, at the time of giving of such undertaking, and to a specific sum or a reasonable criterion under such circumstances as determined by the Board;

7.3.2	reasonable litigation expenses, including attorney’s fees, incurred by him as a result of an investigation or proceeding instituted against him by an authority empowered to conduct an investigation or proceedings, which are concluded without the filing of an indictment against the Office Holder and without the levying of a monetary obligation in lieu of criminal proceedings upon the Office Holder, or which are concluded without the filing of an indictment against the Office Holder but with levying a monetary obligation in substitute of such criminal proceedings upon the Office Holder for a crime that does not require proof of criminal intent;

7.3.3	reasonable litigation expenses, including attorney’s fees, expended by an Office Holder or which were imposed on an Office Holder by a court in proceedings filed against the Office Holder by the Company or in its name or by any other person or in a criminal charge on which the Office Holder was acquitted or in a criminal charge on which the Office Holder was convicted for an offense which did not require proof of criminal intent;

7.3.4	a financial liability imposed on an Office Holder in favor of an injured party as set forth in section 52LIV(a)(1)(a) of the Securities Law, as well as expenses, including reasonable litigation expenses and attorney’s fees, expended by an Office Holder or which were imposed on an Office Holder by a court in proceedings filed against the Office Holder under Chapters VIII’3, VIII’4 or IX’1 of the Securities Law; and

7.3.5	any other obligation or expense for which it is or shall be permitted to indemnify an officer.

7.4	The provisions of this 7 are not intended, and shall not be interpreted, to restrict the Company in any manner in respect of the procurement of insurance or in respect of indemnification (i) in connection with any person who is not an Office Holder, including, without limitation, any employee, agent, consultant or contractor of the Company who is not an Office Holder, or (ii) in connection with any Office Holder to the extent that such insurance and/or indemnification is not specifically prohibited under the Companies Law; provided that the procurement of any such insurance or the provision of any such indemnification shall be approved by the Board.

7.5	Any modification of the provisions of this 7, and any amendment to the Companies Law, the Securities Law or any other applicable law, shall be prospective in effect and shall not affect the Company’s obligation or ability to indemnify an Office Holder for any act or omission occurring prior to such modification or amendment, unless otherwise provided by the Companies Law, the Securities Law or such applicable law.

8.	Internal Auditor

8.1	The Board of Directors of the Company shall appoint an internal auditor in accordance with the proposal of the audit committee. A person who is an interested party in the Company, an office holder therein, or the relative or either of the above, as well as the auditing accountant or any person on his behalf, shall not serve as an internal auditor in the Company.

8.2	The Board of Directors shall determine which office holder shall be organizationally accountable for the internal auditor and, in the absence of such determination; this shall be the chairperson of the Board of Directors.

8.3	The internal audit plan prepared by the auditor shall be submitted to the audit committee for authorization; however, the Board of Directors is permitted to determine that the plan shall be examined by the audit committee and submitted to the Board of Directors for authorization.

9.	Auditing Accountant

9.1	The General Meeting shall appoint an auditing accountant for the Company. The auditing accountant shall serve in office through the end of the following Annual Meeting, or for a longer period as determined by the Annual Meeting, provided that the period of office shall not be extended beyond the end of the third Annual Meeting following that at which the auditing accountant was appointed.

9.2	The fee of the auditing accountant for the auditing operations shall be determined by the General Meeting, which may delegate such authority to the Board of Directors.

10.	Signing in the Company’s Name

10.1	The rights to sign in the Company’s name shall be determined from time to time by the Board of Directors of the Company.

10.2	The Company’s authorized signatory shall do so together with the Company’s stamp, or alongside its printed name.

11.	Dividend and Benefit Shares

11.1	The decision by the Company to allocate a dividend and/or to allocate benefit shares shall be taken by the Company’s Board of Directors.

11.2	Unless determined otherwise by the Board of Directors, it shall be permitted to pay any dividend by way of check or payment order to be sent by mail in accordance with the registered address of the shareholder or the personal eligible thereto or, in the case of joint registered owners of the same share, to that shareholder whose name is mentioned first in the registry of shareholders with regard to the joint ownership. Any such check shall be made out to order of the person to whom it is sent. A receipt from a person whose name, as of the date of declaration of the dividend, is registered in the registry of shareholders as the owner of any share or, in the case of joint owners, of one of the joint owners, shall serve as authorization regarding all payments made in connection with that share and regarding which the receipt was received.

11.3	For the purpose of executing any decision in accordance with the provisions of this section, the Board of Directors is entitled to resolve as it sees fit any difficulty that emerges regarding distribution of the dividend and/or the benefit shares, including determining the value for the purpose of the said division of certain assets, and to determine that payments in cash shall be made to members on the basis of the value so determined; to determine provisions regarding fractions of shares; or to determine that sums of less than NIS 50 shall not be paid to a shareholder.

12.	Accounts

12.1	The Company shall maintain accounts and shall prepare financial statements in accordance with the Companies Law.

12.2	The account ledgers shall be held at the Company’s registered offices or in any other place as the Directors shall see fit, and shall always be open for inspection by the Directors.

13.	Notifications

13.1	Subject to any law, a notification or any other document that shall be delivered by the Company, and which it is entitled or required to issue in accordance with the provisions of the Articles or any law, shall be delivered by the Company to any person in one of the following manners as decided by the Company in each individual case: (A) By dispatch by registered mail in a letter addressed in accordance with the registered address of that shareholder in the registry of shareholders, or in accordance with such address as stated by the shareholder in a letter to the Company as the letter for the delivery of notifications or other documents; (B) By dispatch by facsimile or other electronic form, in accordance with the number or address stated by the shareholder for the delivery of such notifications; or (C) By way of publication in applicable distribution site.

13.2	Any notification to be made to shareholders shall be made, regarding jointly owned shares, to that person whose name is mentioned first in the registry of shareholders as the holder of that share, and any notification made in this manner shall be sufficient notification for the holders of that share.

13.3	Any notification or other document sent in accordance with the provisions of Article 13 above shall be considered to have reached its destination:

(A)	Within 3 business days – if sent by registered mail in Israel; (B) On the first business day after its dispatch, if delivered by hand or sent by facsimile or other electronic method; or (C) On the date of publication on applicable distribution site.

In proving delivery, it shall be sufficient to prove that the letter sent by mail included the notification and that the document was addressed properly and was delivered to the post office as a letter bearing stamps, or as a registered letter bearing stamps, and, regarding a facsimile or other electronic method, it shall be sufficient to produce a dispatch confirmation sheet from the dispatching machine.

13.4	Any record made in an ordinary manner in the company’s registry shall be considered prima facie evidence of dispatch as recorded in that registry.

13.5	When it is necessary to provide prior notification of a certain number of days, or when notification is valid for a certain period, the date of delivery shall be included in reckoning the number of days or the period.

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